                                     SCHEDULE 14A
                                    (RULE 14A-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement             / /  Confidential, For Use of the
                                                 Commission Only (as  permitted
                                                 by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMMISSION FILE NO. 0-21534

                         CHILDREN'S BROADCASTING CORPORATION
                   (Name of Registrant as Specified In Its Charter)


       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1)   Title of each class of securities to which transaction applies:
    2)   Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4)   Proposed maximum aggregate value of transaction:
    5)   Total fee paid:

/X/ Fee paid previously with preliminary materials:  $14,500

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    1)   Amount Previously Paid:
                                  ----------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                       -------------------------
    3)   Filing Party:
                       ---------------------------------------------------------
    4)   Date Filed:
                       ---------------------------------------------------------

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                Minneapolis, MN 55401
                                    (612) 338-3300



                                  November 26, 1997


Dear Shareholder:


    I am pleased to invite you to attend the Special Meeting of Shareholders (the "Special Meeting") of Children's Broadcasting Corporation (the "Company"), to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on January 6, 1998, at 3:30 p.m. Minneapolis time.

    At the Special Meeting you will be asked to approve an agreement between the Company and Global Broadcasting Company, Inc. ("Global") providing for the sale by the Company to Global of all of the Company's owned and operated radio stations for $72.5 million cash. The Company's financial adviser, Piper Jaffray, Inc., has rendered its opinion that the consideration to be received by the Company for its broadcasting assets is fair to the Company from a financial point of view. THE BOARD OF DIRECTORS HAS DETERMINED THAT THE SALE AND THE RELATED AGREEMENT ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED, AND ACCORDINGLY RECOMMENDS, THAT YOU VOTE FOR THE PROPOSED SALE.

    The sale of assets is part of management's strategy to reposition the Company by selling substantially all of its broadcasting assets and, using the net cash realized, to make one or more acquisitions in the media, entertainment or advertising-related areas. As of this date, the Company has not identified any acquisition targets. Pending any such acquisition, the proceeds from the sale of assets will be invested in investment grade, short-term interest bearing securities. While the Company recently announced its intention to cease producing and distributing its full-time Aahs World Radio-SM- programming format effective January 30, 1998 and has effected certain reductions in its workforce related to the operation of the network, the Company plans to retain members of the Aahs World Radio creative staff and intends to continue to explore other methods of distribution of children's audio programming such as SDARS (Satellite Digital Audio Radio Service), and also to develop and enhance its Internet website real-time audio presence and other programming products, including syndicated children's programs. In addition to utilizing its network intangibles, the Company has begun to diversify by acquiring a 40.7% beneficial interest in Harmony Holdings, Inc., which produces TV commercials and music videos.


    The accompanying material contains the Notice of Special Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Special Meeting, and the related Proxy Card. A copy of the Asset Purchase Agreement is set forth as Appendix I to the Proxy Statement.

    I sincerely hope you will be able to attend the Company's Special Meeting. Whether or not you are able to attend the Special Meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the Special Meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the Special Meeting.

                             Very truly yours,

                             CHILDREN'S BROADCASTING CORPORATION




                             Christopher T. Dahl
                             CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                Minneapolis, MN 55401
                                    (612) 338-3300

                                 --------------------


                    NOTICE OF 1998 SPECIAL MEETING OF SHAREHOLDERS

                              To be Held January 6, 1998

                                 --------------------





    NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Special Meeting") of Children's Broadcasting Corporation (the "Company") will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on January 6, 1998, at 3:30 p.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy
Statement:


    1. To consider and vote upon a proposal to approve the Asset Purchase Agreement, between the Company and Global Broadcasting Company, Inc., pursuant to which the radio broadcast licenses, and certain related assets, of all of the Company's owned and operated radio stations, representing substantially all of the assets of the Company, would be sold to Global Broadcasting Company, Inc. A copy of the Asset Purchase Agreement is attached as Appendix I to, and is described in, the Proxy Statement.

    2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


    Only shareholders of record at the close of business on November 11, 1997 are entitled to notice of and to vote at the Special Meeting. Whether or not you expect to attend the Special Meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Special Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Special Meeting.


                             BY ORDER OF THE BOARD OF DIRECTORS



                             Lance W. Riley
                             SECRETARY AND GENERAL COUNSEL

Minneapolis, Minnesota
November 26, 1997

                                  TABLE OF CONTENTS
                                                                            PAGE

INTRODUCTION.................................................................  1
    Time, Date, Place and Purpose............................................  1
    Proxies..................................................................  1
    Record Date and Voting Securities........................................  2
    Rights of Dissenting Shareholders........................................  2

PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS...................  2
    General..................................................................  2
    Background and Reasons for the Proposed Transaction......................  2
    Board Recommendation.....................................................  5
    Description of the Asset Purchase Agreement..............................  5
    Ongoing Corporate Operations.............................................  7
    Interests of Certain Persons in the Proposed Transaction.................  8
    Accounting Treatment.....................................................  9
    Federal Income Tax Consequences..........................................  9
    Opinion of Financial Adviser............................................. 10
    Rights of Dissenting Shareholders........................................ 13

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS.................................. 16

SELECTED CONSOLIDATED FINANCIAL DATA......................................... 18

PRO FORMA FINANCIAL INFORMATION.............................................. 19
    General.................................................................. 19
    Statement of Operations.................................................. 20
    Balance Sheet............................................................ 21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 21

OTHER MATTERS................................................................ 22

SHAREHOLDER PROPOSALS........................................................ 23

APPENDIX I -- ASSET PURCHASE AGREEMENT.......................................I-1

APPENDIX II -- OPINION OF FINANCIAL ADVISER.................................II-1

APPENDIX III -- APPRAISALS FOR CHILDREN'S BROADCASTING STATIONS............III-1

APPENDIX IV -- DISSENTERS' RIGHTS...........................................IV-1

APPENDIX V -- CONSENTS OF INDEPENDENT PUBLIC AUDITORS........................V-1

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                Minneapolis, MN 55401
                                    (612) 338-3300

                                 --------------------


               PROXY STATEMENT FOR 1998 SPECIAL MEETING OF SHAREHOLDERS

                              To be Held January 6, 1998

                                 --------------------



                                     INTRODUCTION

TIME, DATE, PLACE AND PURPOSE


    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Children's Broadcasting Corporation (the "Company") for use at the Special Meeting of Shareholders (the "Special Meeting") to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on January 6, 1998, at 3:30 p.m. Minneapolis time, and at any adjournment thereof.


    The purpose of the Special Meeting is to consider and vote upon a proposal to approve the Asset Purchase Agreement (the "Asset Purchase Agreement" or "Agreement"), between the Company and Global Broadcasting Company, Inc., a Delaware corporation ("Global"), pursuant to which the radio broadcast licenses, and certain related assets, of all of the Company's owned and operated radio stations would be sold to Global for a total consideration of $72.5 million (subject to adjustment). See "Proposal to Sell Substantially all of the Company's Assets."

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE SALE OF THE COMPANY'S RADIO BROADCAST LICENSES AND CERTAIN RELATED ASSETS AND RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE ASSET PURCHASE AGREEMENT.

PROXIES

    Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company (hereinafter sometimes referred to as the "Board"). All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the proposal to approve and adopt the Asset Purchase Agreement. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

    When stock is held in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.


    Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Additional proxies are available upon request from Lance W. Riley, Esq., Secretary and General Counsel, Children's Broadcasting

Corporation, 724 First Street North, Minneapolis, Minnesota 55401. Any shareholder who wishes to revoke a proxy can do so (i) by executing a later-dated proxy relating to the same shares and delivering it to Mr. Riley prior to the vote at the Special Meeting, (ii) by written notice of revocation received by Mr. Riley prior to the vote at the Special Meeting or (iii) by appearing in person at the Special Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Later-dated proxies and written notices of revocation may be mailed to Mr. Riley, but such revocations will only be effective if they are received prior to the vote at the Special Meeting.

RECORD DATE AND VOTING SECURITIES

    The Board has fixed the close of business on November 11, 1997, as the Record Date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the Special Meeting. On November 11, 1997, there were 6,402,891 shares of Common Stock issued, outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. As of the date preceding public announcement of the proposed transaction, the high and low sale prices of the Company's Common Stock were $3.625 and $3.375, respectively. The Notice of Special Meeting, this Proxy Statement and the related Proxy Card are first being mailed to shareholders of the Company on or about November 26, 1997.


RIGHTS OF DISSENTING SHAREHOLDERS

    Shareholders who object to the Asset Purchase Agreement may exercise their dissenters' rights and obtain payment for the "fair value" of their shares. See "Proposal to Sell Substantially All of the Company's Assets -- Rights of Dissenting Shareholders."


                          PROPOSAL TO SELL SUBSTANTIALLY ALL
                               OF THE COMPANY'S ASSETS

GENERAL

    At the Special Meeting, the shareholders of the Company will be asked to consider and vote upon the approval of the Asset Purchase Agreement dated as of July 16, 1997, between the Company and Global, which provides for the sale to Global of the radio broadcast licenses, and certain related assets, of all of the Company's owned and operated radio stations (the "Stations"). The consideration to be received by the Company for the sale of the Stations consists of a cash payment of $72.5 million (subject to adjustment) (the "Transaction"). The terms of the Agreement and the Stations to be sold are described below under the caption "Description of the Asset Purchase Agreement."


BACKGROUND AND REASONS FOR THE PROPOSED TRANSACTION


    HISTORICAL PERFORMANCE. Children's Broadcasting Corporation is a national broadcaster of children's radio programming in the United States. The Company develops, produces and distributes programming that is entertaining and informative, and directed to the interests and radio listening patterns of pre-teenage children and their families. The Company's Aahs World Radio-SM-(*) format provides programming featuring music, stories, call-in segments, quizzes and current events features. The programming varies by time of day in order to attract that component of its prospective audience most likely to be listening. The programming originates at the Company's flagship station, WWTC(AM) in Minneapolis, Minnesota, and is distributed via satellite to a network of radio stations around the country.




    Since the inception of the Company, the primary sources of the Company's revenue have been from the sale of local advertising and air time and network revenue. The Company's growth strategy included the acquisition of AM radio broadcast licenses ("RBLs") in the top 15 U.S. markets. Pursuant to that strategy, the Company acquired RBLs which serve the New York City, Los Angeles, Chicago, Philadelphia, Detroit and Dallas/Fort Worth markets. As a result

-----------------------------
     *  The Company has applied for service mark for Aahs World Radio.

of the acquisition strategy, together with its affiliation strategy, the Company distributed its programming to markets representing approximately 40% of the U.S. population and had a presence in the top four markets and seven of the top ten markets in the U.S. Notwithstanding the growth of the Company's network, the Company's network operations and revenue from owned and operated stations has not achieved expected levels and is significantly below levels needed to offset operating expenses. The Company has incurred substantial operating losses since its inception. For the year ended December 31, 1996, 39% of the Company's local advertising revenue was derived from Company-owned stations not broadcasting the Aahs World Radio format, and approximately 28% of total revenue was derived from network advertising sales. See "Selected Consolidated Financial Data."

    THE ABC/DISNEY RELATIONSHIP. The Company's business strategy has been to derive revenue from the sale of network advertising time to national advertisers and from local advertising sales from Company-owned or operated stations. The Company's strategy, in entering into the operations agreement with ABC Radio Networks, Inc. ("ABC Radio"), was to use the resources and reputation of ABC to market Aahs World Radio, attract national advertising and further build the Company's network through affiliations. The Company sought out and developed strategic relationships in order to enhance and reinforce its brand, and to allow the Company to explore business opportunities at minimal cost to it and without detracting from management's focus upon the Company's core business. In 1995, the Company developed such a relationship with ABC Radio, pursuant to which ABC Radio agreed, through representations and agreements, that ABC Radio would commit its affiliate development and national advertising sales staffs and other resources to assist and augment the Company's efforts to market the Aahs World Radio format to broadcasters and advertisers. Throughout the course of its relationship with ABC Radio, the Company disclosed significant confidential proprietary business information to ABC Radio and The Walt Disney Company. On June 21, 1996, ABC Radio announced to the Company that ABC Radio was terminating its relationship with the Company and that ABC Radio would join with Disney to immediately commence competing directly with the Company in the field of children's radio broadcasting. The Walt Disney Company and ABC Radio ("ABC/Disney") thereupon rolled out its Radio Disney programming at several locations throughout the country, and is aggressively competing against the Company today.

    THE PENDING ABC/DISNEY SUIT. The Company filed a lawsuit in the fall of 1996 in the United States District Court for the District of Minnesota against ABC/Disney. The suit seeks injunctive relief and to recover substantial monetary damages based on alleged wrongful conduct by ABC/Disney, including acts and omissions of fraud, business interference, breach of contractual and fiduciary obligations and misappropriation of the Company's confidential and proprietary business information, trade secrets and business opportunities. In September 1997, ABC Radio asserted its own counterclaim for breach of contractual obligations, seeking to recover an unspecified amount of damages said only "to exceed $75,000.00" for an alleged failure by the Company to pay certain commissions and fees allegedly earned during the course of the parties' relationship. The Company denies ABC Radio's counterclaim in all respects, and is moving to have the counterclaim dismissed as untimely. Under the Court's current schedule, the ABC/Disney suit is to be considered ready for trial effective December 1997, but the case is more likely to proceed to trial in the first quarter of 1998.


    FOOTHILL CAPITAL CORPORATION FINANCING. From its inception in 1995 until its termination by ABC/Disney in July 1996, the ABC/Disney relationship did not result in any significant national advertising sales or increase in the Company's network affiliate base. As a result, the Company's financial position deteriorated. To meet its working capital requirements and to facilitate acquisitions pursuant to its growth strategy, the Company entered into a credit agreement (the "Credit Agreement") with Foothill Capital Corporation ("Foothill") in November 1996. The Credit Agreement, as amended, provides the Company with working capital and provided funding for the acquisition of shares of common stock of Harmony Holdings, Inc. ("Harmony"), through loan facilities aggregating $23.0 million. Such facilities mature on September 30, 2000. The Company's indebtedness to Foothill is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries. Upon consummation of the sale of assets, the Company intends to repay the Foothill indebtedness in full. In the event that the sale of assets is not consummated, the facilities will require principal payments of $500,000 on March 31, 1998; $5.0 million on June 30, 1998; and $2.0 million each quarter thereafter.

    DECISION TO SELL STATIONS. The Board determined that the Company must either (i) seek a strategic partner which would enable the Company to maintain a competitive position in the children's radio market, but with the existing shareholders potentially owning a smaller percentage of the business, (ii) seek a purchaser for the Company and exit the children's radio market, (iii) seek a purchaser of its Aahs World Radio intangible assets and explore other business opportunities in radio broadcasting or (iv) seek a purchaser of its radio stations and explore other business ventures aimed at the media, entertainment or advertising-related markets. Such determination was based primarily upon the Company's inability to pursue effectively its network business plan because of ABC/Disney's method of entering the children's radio market, and the lack of access to equity capital due in part to the Company's lack of positive financial performance subsequent to the Company's entry into the operations agreement with ABC Radio.

    On June 17, 1996 and July 26, 1996, the Company engaged Richard Alan Incorporated and Southcoast Capital Corporation, respectively, to explore strategic alternatives for the Company to maximize shareholder value, including possible joint venture opportunities, or a sale or merger of the Company. Such investment banking firms had discussions with various potential strategic partners with a view toward entering into a joint venture, sale or merger. These discussions did not result in the development of any strategic opportunities for the Company.


    In June 1997, the Company received the unsolicited offer from Global to purchase the Stations for an aggregate purchase price of $72.5 million. The Board reviewed the offer, considering the lack of access to capital on terms acceptable to the Company, and such factors as the amount of consideration to be received by the Company, the form of payment, the timing of payment and Global's apparent ability to pay. Based on this review, the Board unanimously approved the Transaction, subject to shareholder approval. Pursuant to the Agreement, Global will acquire all of the Company's RBLs and related tangible and intangible assets. Global, however, is not purchasing the Company's accounts receivable or the intangible assets related to the Company's Aahs World Radio format. The Company plans to continue its ongoing network programming operations with its network affiliates. There can be no assurance that the Company will be able to remain a viable business without its owned and operated radio stations. See " -- Ongoing Corporate Operations." The Transaction is subject to a number of conditions and there can be no assurance that the Company will be successful in completing the Transaction. See " -- Description of the Asset Purchase Agreement." If the Transaction is not consummated, the Company intends to seek another buyer or buyers for its assets. If such a buyer or buyers are not found, and additional financing is not forthcoming, the Company may be forced to liquidate.

    In approving the sale to Global, the Board recognizes that it is requesting the Company's shareholders to give up the certainty of its known business for an unknown business that may or may not be acquired. The Board has determined, however, that the Company's ability to remain viable and competitive is in doubt due to (i) the business momentum lost as the result of and ABC/Disney's failure to perform its obligations under the parties' operations agreement; (ii) the Company's lack of significant network advertising revenue; (iii) the inability of the Company, without significant additional equity financing, to significantly increase its network market coverage and affiliate base; (iv) the Company's continued losses from operations; (v) ABC/Disney's method of entry into the children's radio market as a direct competitor of the Company; and (vi) the difficulty which the Company expects to encounter in obtaining additional capital due to its lack of profitable operations and cash flow and highly-leveraged debt position.



    The Board also recognizes that a more favorable offer for its broadcasting assets might be obtained if the Company or its assets were marketed to potential buyers over a longer period of time; however, considering the length of time during which the Company attempted to solicit a strategic partner or purchaser, delaying further, assuming that it was financially feasible, was not deemed likely to result in a more favorable offer. Having found an acceptable purchaser, and absent alternative offers, the Board has further considered whether to (i) liquidate the Company and distribute the remaining cash to the shareholders after payment of liabilities or (ii) seek one or more new investment opportunities and/or businesses. The Board determined that the latter approach is in the best interests of the Company and its shareholders. While the Company believes significant acquisition opportunities exist in the media, entertainment and advertising-related industries, no specific acquisitions have been identified and there can be no assurance that any new business can be acquired, or if acquired, that the same will be profitable or enable shareholders to realize a greater return on their investment.

    On the other hand, if the sale is not consummated, the Company will be unable to continue business operations without additional funding. The Company's highly leveraged position and the requirements for payments under the Foothill loan facilities may require the Company to liquidate. If the Company were forced to liquidate, it is possible that it could do so over an extended period of time and at a substantially greater cost than that estimated to be incurred in connection with the sale of its assets to Global. If the sale to Global is not consummated, no assurance can be given that the aggregate price which could be realized for the broadcasting assets would equal the price offered by Global.


    In light of the foregoing, the Board firmly believes that the sale of the RBLs and related assets to Global is in the best interests of the Company and its shareholders. The Board anticipates that the potential return on investment to the shareholders will be greater if the Transaction is consummated, the Company continues to pursue opportunities as a programming producer, and new media, entertainment or advertising-related businesses are found or developed.


BOARD RECOMMENDATION


    Approval of the Transaction requires the affirmative vote of holders of a majority of the Company's Common Shares entitled to vote at the Special Meeting. The Board of Directors of the Company has unanimously approved the sale of the Stations to Global pursuant to the Agreement and recommends that the shareholders vote FOR such proposal.

DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

    GENERAL. The following is a brief summary of certain provisions of the Agreement. This description is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Proxy Statement as Appendix I. References to the "Company" below are generally deemed to include the Company's operating subsidiaries. Shareholders are urged to read the Agreement in its entirety.

    ASSETS. The assets to be purchased by Global from the Company generally include all of the material assets used in connection with, or in the operation of, the Stations, including without limitation: (i) the Federal Communications Commission ("FCC") licenses; (ii) the real property; (iii) the personal property; (iv) the leases and agreements; (v) the permits; (vi) the call letters and general intangibles; (vii) the subsidiaries' magnetic media, electronic data processing files, systems and computer programs, logs, public files, records required by the FCC, vendor contracts, supplies, maintenance records or similar business records relating to or used in connection with the operation of the stations; and (viii) the KMUS purchase agreement.

    The assets to be sold specifically exclude all other assets, including:
(i) the Company's intangible property rights held or used in connection with its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format;
(ii) the Company's intangible property rights related to its claims made in its pending action against ABC/Disney; (iii) the Company's accounts receivable; (iv) the Company's cash on hand at closing and (v) the Company's investments, including shares of common stock of Harmony, which the Company has made or will make prior to closing.

    THE PURCHASER. Global broadcasts and syndicates uniform daily programming simultaneously through their stations on a national basis. Global has developed a reputation in the broadcast industry as the radio broadcast rights holder to the NFL World League, Rugby Super League, and the NHL and as the creator of the Avis Travelers Network.

    PURCHASE PRICE. Upon the terms and subject to the conditions set forth in the Agreement, Global will deliver to the Company on the closing date, a cash payment in the amount of $72.5 million. The purchase price may be subject to adjustments or allocations as follows: (i) in the event the KMUS purchase agreement is excluded, the purchase price shall be reduced by $400,000; (ii) certain expenses (i.e., power and utility charges, lease rents, property taxes, frequency discounts, annual license fees, wages, commissions, payroll taxes, and other fringe benefits of employees) shall be prorated with final settlement within 90 days after closing; (iii) in the event any application of any of the RBLs is designated for hearing and one of the parties excludes from the acquired assets those assets associated with the operation of the station affected, the purchase price shall be reduced by an amount equal to the aggregate value of the affected station; or (iv) in the event the approvals of assignments of all the other licenses occurs and become final orders prior to final approval of the renewal of the FCC licenses of KPLS(AM), a portion of the purchase price payable equal to the aggregate station value allocated to the acquired assets relating to the operation of station KPLS(AM) shall be paid into escrow pending the final approval of such renewal.

    ESCROW. The Agreement calls for the sum of $3.5 million to be placed in escrow by Global to secure performance of its obligations. The Agreement was subsequently amended to allow Global to deliver a promissory note in that amount rather than cash.

    CLOSING; CONDITIONS TO CLOSING. It is anticipated that if the Transaction is approved by the shareholders at the Special Meeting, the closing will take place in January 1998. Pursuant to the Agreement, the obligations of the Company to consummate the Transaction are subject to and conditioned upon, among other things, (i) approval by the Company's shareholders of the Agreement at the Special Meeting with no more than 20% of the Company's shareholders exercising statutory dissenter's rights, unless waived by the Company; (ii) the final approval of the FCC to the renewals of the RBLs and their assignment to Global; (iii) the satisfaction at or before closing of all agreements, obligations and conditions of Global, as described in the Agreement, required to be performed, or complied with by it, at or before closing; (iv) the receipt by the Company from its investment banker of an opinion confirming the fairness of the consideration payable to the Company by Global; and (v) the material accuracy of the representations and warranties made by Global as described in the Agreement.



    REGULATORY MATTERS. The Transaction is contingent upon the FCC giving its written approval to the proposed assignments of licenses to Global and those grants maturing into final approvals forty days after the grants appear on public notice. The Company and Global jointly filed 13 assignment applications with the FCC on August 15, 1997, all of which were accepted for filing by the FCC on August 15, 1997, and placed on public notice. The application for the fourteenth station, KMUS(AM), Muskogee, Oklahoma, will be filed after the Company's consummation of the acquisition of that station from Oklahoma Sports Properties, Inc. It is estimated that the FCC will issue its grants to the applications (except for the Los Angeles and Muskogee applications) on or about December 1, 1997. If there are no petitions to deny filed with the FCC on or before January 12, 1998 (depending on the actual grant date), the grants will automatically mature into final approvals on or about January 15, 1998. The Transaction is further conditioned upon the FCC giving its written approval to the Stations' license renewal applications and those grants maturing into final approvals. The Company does not expect that any petitions will be filed in opposition to the proposed assignments or applications for renewals.



    CONDITIONS PRECEDENT TO GLOBAL'S OBLIGATIONS. Pursuant to the Agreement, the obligations of Global to consummate the Transaction at closing are subject to and conditioned upon, among other things (i) the FCC final approvals;
(ii) the satisfaction at or before closing in all material respects of all agreements, obligations and conditions of the Company required to be performed, or complied with, on or before closing; (iii) the material accuracy of the representations and warranties made by the Company; (iv) written third party consents to all material leases and agreements where required by the terms of the lease or agreement or substitution by the Company of equivalent rights without materially adverse impact upon Global's enjoyment of the acquired assets; and (v) that there shall not be any material adverse change in the acquired assets.



    INDEMNIFICATION. The Agreement provides that the Company, upon written notice by Global, shall indemnify and hold harmless Global and every affiliate of Global and any of its directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees from and against any loss, damage, liability, claim, demand, judgment, or expense, including claims of third parties arising out of the ownership of the acquired assets or the operations of the Stations by the Company prior to closing. The Agreement provides that Global, upon written notice by the Company, shall indemnify and hold harmless the Company and any of its directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees from and against any loss, damage, liability, claim, demand, judgment, or expense, including claims of third parties arising out of the ownership of the acquired assets or the operations of the Stations by Global after closing.

    REPRESENTATIONS, WARRANTIES AND COVENANTS. In the Agreement, each of the parties made certain representations and warranties to the other. The Agreement, attached hereto as Appendix I, sets forth all of the representations and covenants of the parties thereto.

    ALTERNATIVE TRANSACTION. As described in the Agreement, the Company may enter into discussions or negotiations with, any person or entity in connection with any unsolicited acquisition proposal by such person or entity and the Company may recommend such an unsolicited bona fide written acquisition proposal to the shareholders of the Company, if and only to the extent that (i) the Board determines in good faith that such acquisition proposal would, if consummated, result in a transaction more favorable to the shareholders of the Company and that the person or entity making such acquisition proposal has the financial means, or the ability to obtain the necessary financing to conclude such transaction; (ii) the Board determines in good faith that the failure to take such action would be inconsistent with the fiduciary duties of such Board to its shareholders; and (iii) prior to furnishing any non-public information to, or entering into discussion or negotiations with, such person or entity, the Board receives an executed confidentiality agreement from such person or entity. If the Agreement is terminated after the occurrence of the above or another event specified in the Agreement and within six months after such termination, the Company enters into an alternative transaction then the Company must pay Global a non-refundable fee of $3.5 million which shall be payable on the date such alternative transaction is consummated.


    TERMINATION. Pursuant to the Agreement, the Transaction may be terminated by Global prior to closing upon any of the following: (i) the Board withdraws or modifies its recommendation of the Agreement or resolves or publicly announces its intention to do so; (ii) an alternative transaction takes place or the Board recommends such an alternative transaction to shareholders or resolves or publicly announces its intention to recommend or engage in an alternative transaction; (iii) a material breach by the Company of the Agreement occurs and at the time of such breach or any termination based thereon an alternative transaction shall have been publicly announced and not absolutely or unconditionally withdrawn and abandoned; (iv) Company negotiates with, furnishes information to, enters into any agreement with, consummates or recommends any transaction with, any person other than Global or its affiliates based on a determination regarding a superior proposal; or
(v) Company materially breaches or fails to perform its obligations regarding discussions or negotiations with third parties under the Agreement. In addition to the above, the Agreement sets forth customary events which may bring about termination of the Transaction prior to closing.




    ESTIMATED NET PROCEEDS FROM THE PROPOSED TRANSACTION. The Company estimates that after deducting expenses of the transaction, taxes and repayment of all outstanding indebtedness, it will have approximately $44.6 million of net assets, of which approximately $34.1 million will be cash proceeds from the Transaction. From the gross proceeds of the Transaction, the Company will pay outstanding indebtedness totalling approximately $27.9 million and federal and state income taxes resulting from the Transaction estimated to be $9.5 million. The remainder of the cash proceeds from the Transaction will be used by the Company for the continued production and delivery of programming, for further development of intangible assets and ancillary distribution methods, for continued legal costs associated with the Company's lawsuit against ABC/Disney and for general corporate purposes including future acquisitions and joint ventures in the media, entertainment and advertising industries.

ONGOING CORPORATE OPERATIONS

    The Company believes that opportunities exist to profitably utilize the Aahs World Radio intellectual property and brand, as well as the expertise gained in the development of children's radio programming. While the Company recently announced its intention to cease producing and distributing its full-time Aahs World Radio programming format effective January 30, 1998 and has effected certain reductions in its workforce related to the operation of the network, the Company plans to retain members of the Aahs World Radio creative staff and intends to explore other methods of distribution of children's audio programming such as SDARS (Satellite Digital Audio Radio Service), and also to develop and enhance its Internet website real-time audio presence and other programming products, including syndicated children's programs. For example, in October 1997, the Company established a pointing relationship between its interactive World Wide Web site and America Online's NetFind. It is the Company's belief that relationships previously established may facilitate the successful use of such assets in other areas of children's entertainment. The Company may reexamine this strategy regarding the continued production of children's radio programming and may decide to sell, or discontinue, such operations depending upon its assessment of the prospects for profitability of such products.

    In addition to utilizing network intangibles, the Company has begun to diversify into other media, entertainment and advertising-related businesses. Recently, the Company acquired a minority ownership interest in Harmony. Although the Company has no current plans to do so, it may determine to increase its 40.7% ownership position in Harmony should an opportunity exist at a price favorable to the Company. The Company intends to seek to further diversify through acquisition of media, entertainment or advertising-related businesses. Further, the Company has not foreclosed the possibility of buying other radio stations in the future. Pending any such acquisitions, the proceeds from the Transaction will be invested in investment grade, short-term interest bearing securities.


    The Company intends to pursue to its conclusion the ABC/Disney litigation. Certain resources will be used to this end, including personnel costs and litigation costs.


    The Company and Global have entered into a syndication agreement which is scheduled to commence after the closing of the Transaction. Under such agreement, the Company will produce and distribute radio programming to Global in two hour blocks each Saturday and Sunday, which will air between the hours of 9:00 a.m. and 12:00 p.m. Eastern. The parties are currently negotiating an increase in the length of this initial block to provide 24-hour programming for every weekend.


INTERESTS OF CERTAIN PERSONS IN THE PROPOSED TRANSACTION


    The Company's 1994 Stock Option Plan (the "1994 Plan") contains a provision which accelerates vesting of issued stock options in the event of a change of control or sale of all or substantially all of the Company's assets. The Company's 1991 Incentive Stock Option Plan (the "1991 Plan") was amended to conform to the 1994 Plan at the time the 1994 Plan was adopted. All non-qualified stock options contain acceleration terms conforming to the 1991 and 1994 Plans. Consequently, options to purchase 769,257 shares of Common Stock of the Company held by officers and directors will vest upon consummation of the Transaction. As of October 31, 1997, options to purchase 313,448 of the above-listed options represent in-the-money options. Assuming the exercise of such options, the Company would receive $1,097,068 and the optionees would experience an aggregate gain of $58,772, representing the product of the number of option shares multiplied by the difference between the market value of the Company's Common Stock on October 31, 1997 and the exercise price of each such option.

    Options held by the following officers and directors will vest upon consummation of the Transaction. The table below contains detailed information regarding such options.





                                                                     Number of
                                                                     Securities             Value of
                                                                     Underlying            Unexercised
                                                                    Unexercised  Exercise  In-the-Money
              Name and Principal Position                             Options      Price     Options
----------------------------------------------------------------    -----------  --------   -------------
Christopher T. Dahl. . . . . . . . . . . . . . . . . . . . . . .     88,125      $ 3.50     $16,523
    President and Chief Executive Officer                            75,000        5.88        --
                                                                     41,250        8.00        --

James G. Gilbertson. . . . . . . . . . . . . . . . . . . . . . .     58,749        3.50      11,015
    Chief Operating Officer and                                      50,000        5.88        --
    Chief Financial Officer                                          25,000        7.26        --

Lance W. Riley . . . . . . . . . . . . . . . . . . . . . . . . .     29,380        3.50       5,509
    General Counsel and Secretary                                    50,000        5.88        --
                                                                     25,000        7.26        --
                                                                      5,000        9.50        --


                                           8

Gary W. Landis . . . . . . . . . . . . . . . . . . . . . . . . .     29,372        3.50       5,507
    Executive Vice President                                         50,000        5.88        --
    of Programming                                                   17,500        7.26        --
                                                                      9,166        9.50        --

Melvin E. Paradis. . . . . . . . . . . . . . . . . . . . . . . .     29,372        3.50       5,507
    Executive Vice President                                         50,000        5.88        --
    of Operations                                                     8,335        8.38        --

Barbara A. McMahon . . . . . . . . . . . . . . . . . . . . . . .     21,150        3.50       3,966
    Executive Vice President                                         25,000        5.88        --
    of Affiliate Relations                                            9,600        8.38        --

Rick E. Smith  . . . . . . . . . . . . . . . . . . . . . . . . .     36,150        3.50       6,778
    Executive Vice President                                          6,000        8.38        --
    of National Sales                                                   625       12.00        --

Denny J. Manrique. . . . . . . . . . . . . . . . . . . . . . . .     21,150        3.50       3,966
    Executive Vice President Development                              8,333        8.38        --
    of Sales


    Further, in considering the recommendation of the Board with respect to the Transaction, shareholders should be aware that, in connection with the Transaction, Christopher T. Dahl, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, has entered into a two-year Consulting and Non-Circumvention Agreement with Global, pursuant to which Mr. Dahl will be paid the sum of $500,000 in consideration of (i) his provision of certain consulting services to Global subsequent to the Transaction and (ii) his agreement not to circumvent Global with respect to any business opportunities of Global of which he becomes aware through such relationship.

    Finally, if the Transaction is completed, the efforts of certain employees in connection with the Transaction will be a factor considered by the Board should it consider awarding bonuses for fiscal 1997 and fiscal 1998. If approved by the Board, such bonuses could be cash or non-cash awards, or a combination thereof.


ACCOUNTING TREATMENT

    Under generally accepted accounting principles, upon consummation of the Transaction, the Company will remove the net assets sold from its consolidated balance sheet, and record the gain on the sale net of transaction, severance and other related costs including applicable state and federal income taxes, in its consolidated statement of income. See "Pro Forma Financial Information."


FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the anticipated federal income tax consequences to the Company of the Transaction is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of such Transaction. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities (possibly with retroactive effect).


    No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.


    The discussion of federal income tax consequences set forth below is directed primarily toward individual taxpayers who are citizens of the United States. However, because of the complexities of federal, state and local income tax laws, it is recommended that the Company's shareholders consult their own tax advisors concerning the federal, state and local tax consequences of the Transaction to them. Further, persons who are trusts, tax-exempt entities, corporations subject to specialized federal income tax rules (for example, insurance companies) or non-U.S. citizens or residents are particularly cautioned to consult their tax advisors in considering the tax consequences of the Transaction.

    The Transaction will be a taxable sale by the Company upon which gain or loss will be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the Transaction will include the amount of cash received and the fair market value of any other property received. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. The Company's bases in its assets are generally equal to their cost, as adjusted for certain items, such as depreciation. However, the bases of assets of stations acquired in a stock purchase are equal to the subsidiary's historical cost adjusted for certain items, such as depreciation.

    The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset. The Company will recognize a net gain as a result of the sale of its assets, but believes its net operating loss and tax credit carryovers will offset a substantial portion of the projected gain on the sale of the assets. The Company believes that the use of carryovers will not be limited by Code Sections 382 and 383.

    The proposed sale of substantially all of the assets of the Company by itself will not produce any separate and independent federal income tax consequences to the Company's shareholders.

OPINION OF FINANCIAL ADVISER

    Piper Jaffray, Inc. ("Piper Jaffray") was retained by the Company by letter dated August 29, 1997 to render an opinion regarding the fairness to the Company from a financial point of view of the consideration to be paid by Global to the Company in a proposed acquisition of certain assets related to 13 Company-owned and operated radio stations and rights to purchase one additional radio station (the "Acquired Assets") pursuant to the Asset Purchase Agreement. On October 10, 1997, Piper Jaffray rendered its written opinion dated October 10, 1997 (the "Piper Jaffray Opinion") to the Company's Board of Directors, to the effect that, as of the date thereof and based on and subject to the assumptions, factors and limitations set forth in such opinion and described below, the $72.5 million proposed to be paid by Global to the Company for the Acquired Assets in the Transaction is fair, from a financial point of view, to the Company.

    Piper Jaffray, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Company selected Piper Jaffray because of its investment banking expertise and reputation, its familiarity with the Company and its familiarity with the media industry generally.

    THE FULL TEXT OF THE PIPER JAFFRAY OPINION IS ATTACHED AS APPENDIX II TO THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF THE PIPER JAFFRAY OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PIPER JAFFRAY OPINION. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE PIPER JAFFRAY OPINION IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN.


    In arriving at its opinion, Piper Jaffray reviewed, analyzed and relied upon material bearing upon the financial and operating condition and prospects of the Company and material prepared in connection with the Transaction, and considered such financial and other factors as it deemed appropriate under the circumstances, including, among other things, the following: (i) the Asset Purchase Agreement dated July 16, 1997; (ii) the annual reports, Reports on Form 10-K, audited financial statements and Proxy Statements for the Company for the three years ended December 31, 1996; (iii) the Reports on Form 10-Q for the Company for the quarters ended March 31, 1997 and June 30, 1997; (iv) annual unaudited financial results for each of the Company's radio stations prepared by management for the three years ended December 31, 1996 and for the six-month period ended June 30, 1997; and (v) an independently conducted appraisal by Force Communications & Consultants ("Force"), a radio station broker, of the Acquired Assets dated October 8, 1996 (the "1996 Appraisal").

    It is customary in the radio broadcasting industry to use brokers to provide appraisals for radio station assets. The Company selected Force based upon its experience and expertise in appraising major and middle-market AM radio stations. In appraising the Company's radio station assets, Force based their valuations on comparable sales of AM radio stations in the same markets, rather than on the financial projections of the stations appraised. Because the 1996 Appraisal was conducted in October 1996, updates were necessary to reflect recent radio station transaction activity in these markets. Force estimated that the aggregate value of the 12 stations they appraised increased by 10% between October 1996 and October 1997. The 1996 Appraisal excludes two stations, WAUR-AM (Chicago) and KMUS-AM (Muskogee), for which the actual and pending purchase prices, respectively, were used.

    Piper Jaffray visited the headquarters of the Company and conducted discussions with members of senior management of the Company, including the Chief Executive Officer, Chief Operating and Financial Officer, Executive Vice President of Programming and General Counsel. Topics discussed included, but were not limited to, the background and rationale of the proposed Transaction, the financial condition, operating performance and the balance sheet characteristics of the Company and the Acquired Assets and the future prospects for the Company. Piper Jaffray conducted a conference call with Force to discuss the appraisal methodology used in the 1996 Appraisal. Piper Jaffray also reviewed the historical prices and trading activity for the Company's Common Stock, reviewed the publicly available financial terms of certain comparable merger and acquisition transactions Piper Jaffray deemed relevant, compared certain financial and securities data of the Company to financial and securities data of companies Piper Jaffray deemed similar to the business represented by the Acquired Assets, and reviewed such other financial data, performed such other analyses and considered such other information as Piper Jaffray deemed necessary and appropriate.

    The Piper Jaffray Opinion, which was delivered for use and considered by the Company's Board, is directed only to the fairness to the Company, from a financial point of view, of the consideration to be received by the Company for the Acquired Assets in the Transaction, does not in any manner address the Company's underlying business decision to proceed with or effect the Transaction or the structure thereof and does not constitute a recommendation to any Company stockholder as to how such stockholder should vote with respect to the Transaction. The total consideration was determined pursuant to negotiations between the Company and Global and not pursuant to a recommendation of Piper Jaffray. Piper Jaffray does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act and the rules and regulations promulgated thereunder, or that its opinions constitute a report or valuation within the meaning of Section 11 of the Securities Act and the rules and regulations promulgated thereunder.


    For purposes of the Piper Jaffray Opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not assume responsibility independently to verify such information. Piper Jaffray relied upon the assurances of the Company's management that the information provided by the Company had a reasonable basis and, with respect to financial planning and other business outlook information (including the inability to prepare meaningful forward looking projections, as discussed below), reflected the best available information and judgment of the Company's management as to the expected future financial performance of the Company, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. Furthermore, Piper Jaffray, for purposes of the Piper Jaffray Opinion, assumed that the Company was not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business.

    In arriving at the Piper Jaffray Opinion, Piper Jaffray did not perform a discounted cash flow analysis of the Company or the business represented by the Acquired Assets since the Company did not have available and did not prepare any forward looking projections. The Company's senior management advised Piper Jaffray that they had determined that they could not make reliable projections because the industry's competitive environment and its economics, as well as the Company's current financial situation, had so radically changed that senior management questioned the ability to accurately project the Company's business going forward. Consequently, senior management advised Piper Jaffray that they believed that any projections reflective of historical operations would not be meaningful.

    Piper Jaffray did not perform any appraisals or valuations of specific assets or liabilities of the Company and expressed no opinion regarding the liquidation value of the Company. The Piper Jaffray Opinion relates only to the acquisition of the Acquired Assets by Global in the Transaction and is not an assessment of the fairness of the Transaction relative to other potential transactions. Piper Jaffray was not authorized by the Company to solicit, and did not solicit, other purchasers for the Acquired Assets or alternative transactions to the Transaction. No limitations were imposed by the Company on the scope of Piper Jaffray's investigation or the procedures to be followed in rendering its opinion, except with respect to Piper Jaffray's inability to perform a discounted cash flow analysis as discussed above. The Piper Jaffray Opinion was based upon the information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the Piper Jaffray Opinion. Events occurring after such date could materially affect the assumptions used in preparing the Piper Jaffray Opinion.

    Based on this information, Piper Jaffray performed a variety of financial and comparative analyses, including those summarized below.


    ASSET APPRAISAL ANALYSIS. Piper Jaffray conducted an asset appraisal analysis by comparing the purchase price of the Acquired Assets in the Transaction with the results of the 1996 Appraisal of 12 of the total 14 radio stations included in the Acquired Assets. Piper Jaffray determined that for the 12 radio stations included in the 1996 Appraisal, the Company's aggregate purchase price was $25,035,000; the low appraisal value was $57,550,000; and the high appraisal value was $61,400,000. Two of the Company's radio stations included in the Acquired Assets were not included in the 1996 Appraisal. One was purchased by the Company in January 1997 for $3,900,000; the other is being purchased for $400,000. Piper Jaffray used the actual and pending purchase prices of these two radio stations for the benefit of the asset appraisal analysis, which resulted in an aggregate low appraisal value of $61,850,000 and a high appraisal value of $65,700,000 for all 14 radio stations included in the Acquired Assets.


    Piper Jaffray also orally discussed the appraisal methodology with the appraiser and was informed that the aggregate value of the 12 radio stations may have increased approximately 10% during the last year. A 10% appreciation in value for the 12 radio stations resulted in an aggregate low appraisal value of $67,605,000 and a high appraisal value of $71,840,000 for all 14 radio stations included in the Acquired Assets.

    COMPARABLE TRANSACTION ANALYSIS. Piper Jaffray conducted a comparable transaction analysis through a review of selected radio industry transactions deemed comparable to the Transaction. The analysis was based upon information obtained from SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources. Piper Jaffray identified all acquisitions of radio corporations or assets that were pending or completed from January 1, 1996 through September 29, 1997, where the primary business was the ownership and operation of radio stations. This search yielded six transactions that Piper Jaffray deemed comparable, including (in acquired/acquiror format) American Radio Systems Corporation/Westinghouse Electric Corporation; SFX Broadcasting Inc./Hicks, Muse, Tate & Furst; Heftel Broadcasting Corporation/Clear Channel Communications, Inc.; Infinity Broadcasting Corporation/Westinghouse Electric Corporation; Osborn Communications Corporation/Capstar Broadcasting Partners, Inc.; and EZ Communications, Inc./American Radio Systems Corporation.

    Piper Jaffray then determined certain mean and median operating ratios based upon information for the comparable transactions. Among other things, Piper Jaffray determined that for the comparable transactions the mean company value (market capitalization plus debt less cash) to latest twelve month ("LTM") revenues ratio was 8.1x, the median such ratio was 8.8x and the Acquired Assets' ratio (based on the consideration for the Acquired Assets rather than on the Company's value as a whole) was 17.7x; and the mean company value to LTM broadcast cash flow (earnings before interest, taxes, depreciation and amortization plus corporate overhead) ratio was 22.3x, the median such ratio was 24.8x and the Acquired Assets' ratio (based on the consideration for the Acquired Assets rather than on the Company's value as a whole) was not meaningful.

    COMPARABLE COMPANY ANALYSIS. Piper Jaffray conducted a comparable company analysis by comparing certain financial information relating to the Acquired Assets to corresponding data and rates for a group of six comparable publicly traded companies. The group of comparable companies consisted of: Cox Radio, Inc., Emmis Broadcasting Corporation, Jacor Communications, Inc., Saga Communications, Inc., SFX Broadcasting, Inc. and Triathlon Broadcasting Company. These comparable companies were selected based on a search using the following criteria: companies with an SIC code of 4832 (Radio Broadcasting Stations) and companies whose primary business is the ownership and operation of radio stations in the United States. Among other things, Piper Jaffray determined that for the comparable companies the mean ratio of company value to LTM revenue for the comparable companies was 5.4x, the median such ratio was 4.8x and the Acquired Assets' ratio (based on the consideration for the Acquired Assets rather than on the Company's value as a whole) was 17.7x; and the mean company value to LTM broadcast cash flow ratio for the comparable companies was 16.3x, the median such ratio was 14.8x, and the Acquired Assets' ratio (based on the consideration for the Acquired Assets rather than on the Company's value as a whole) was not meaningful.

    The foregoing is a summary of the financial analyses used by Piper Jaffray in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying the Piper Jaffray Opinion. These analyses of Piper Jaffray are not necessarily indicative of actual values, which may be significantly more or less favorable than the values used herein. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be purchased or sold. No company or transaction used in any comparable analysis as a comparison is identical to the Company or to the Transaction. Accordingly, an analysis of the results is not mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and comparable transactions. In reaching its conclusion as to the fairness of the consideration proposed to be paid for the Acquired Assets and in its presentation to the Company's Board of Directors, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its fairness opinion.

    The Company has agreed to pay Piper Jaffray $90,000 in fees in connection with its engagement and for rendering its fairness opinion. These fees are not contingent upon consummation of the Transaction. The Company has agreed to indemnify Piper Jaffray against certain liabilities incurred (including liabilities under the federal securities laws) and reimburse reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, in connection with the engagement of Piper Jaffray by the Company.

RIGHTS OF DISSENTING SHAREHOLDERS

    Section 302A.471 of the Minnesota Business Corporation Act ("MBCA") entitles any holder of the Common Stock of the Company who objects to the Asset Purchase Agreement to dissent from the approval of the Asset Purchase Agreement and obtain payment for the "fair value" (as defined in Section 302A.473, Subd. 1 of the MBCA) of his or her shares of the Common Stock of the Company ("Dissenters' Rights"). Any shareholder contemplating the exercise of these Dissenters' Rights should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA (copies of which are attached as Appendix III to this Proxy Statement), particularly the procedural steps required to perfect such rights. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 302A.473 ARE NOT FULLY AND PRECISELY SATISFIED.

    The Company intends to proceed with the Transaction even if shareholders exercise Dissenters' Rights. The exercise of such rights will potentially reduce the amount of capital available to the Company for future acquisitions.

    Set forth below (to be read in conjunction with the full text of Section 302A.473 appearing in Appendix II to this Proxy Statement) is a brief description of the procedures relating to the exercise of Dissenters' Rights. The following description does not purport to be a complete statement of the provisions of Section 302A.473 and is qualified in its entirety by reference thereto.

    Under Section 302A.473, Subd. 3, a shareholder who wishes to exercise Dissenters' Rights (a "dissenter") must file with the Company (at the Company's address set forth in this Proxy Statement, Attention: Lance W. Riley, Secretary and General Counsel) before the vote on the Agreement at the Special Meeting, a written notice of intent to demand the fair value of the Common Stock of the Company owned by the shareholder. IN ADDITION, THE SHAREHOLDER MUST NOT VOTE HIS OR HER SHARES FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT. A VOTE AGAINST THE AGREEMENT WILL NOT IN ITSELF CONSTITUTE SUCH A WRITTEN NOTICE AND A FAILURE TO VOTE WILL NOT AFFECT THE VALIDITY OF A TIMELY WRITTEN NOTICE. HOWEVER, THE SUBMISSION OF A PROPERLY-EXECUTED BLANK PROXY, UNLESS WITHDRAWN, WILL CONSTITUTE A VOTE FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND A WAIVER OF DISSENTERS' RIGHTS.

    If the Agreement is approved by the holders of the Common Stock of the Company, the Company will send to all dissenters who filed in a timely manner the necessary notice of intent to demand the fair value of their shares and who did not vote their shares in favor of the Agreement a notice containing the information required by Section 302A.473, Subd. 4, including, without limitation, the address to which a dissenter must send a demand for payment and deposit certificates representing shares in order to obtain payment for such shares and the date by which they must be received. In order to receive the fair value of the shares under Section 302A.473, a dissenter must demand payment and deposit certificates representing shares within 30 days after such notice from the Company is given. Under Minnesota law, notice by mail is given by the Company when deposited in the United States mail. A SHAREHOLDER WHO FAILS TO MAKE DEMAND FOR PAYMENT AND TO DEPOSIT CERTIFICATES AS REQUIRED BY SECTION 302A.473, SUBD. 4, WILL LOSE THE RIGHT TO RECEIVE THE FAIR VALUE OF HIS OR HER SHARES UNDER SUCH SECTION NOTWITHSTANDING THE TIMELY FILING OF NOTICE OF INTENT TO DEMAND PAYMENT UNDER SECTION 302A.473, SUBD. 3.


    After the date of final effectiveness, or after the Company receives a valid demand for payment, whichever is later, the Company will remit, or, in the case of certain dissenters who acquired their shares after the date the Transaction was first announced to the public or who are dissenting on behalf of persons who were not beneficial owners on that date, offer to remit if the dissenter accepts the remittance in full satisfaction of his or her rights under Section 302A.473, to each dissenter who has complied with the provisions of Section 302A.473, Subds. 3 and 4, the amount the Company estimates to be the fair value of the shares, with interest from five days after the date of final effectiveness until the date of payment, calculated at the rate of interest for verdicts and judgments in Minnesota. Such remittance will be accompanied by certain financial statements, an estimate of fair value, a description of the method used by the Company to reach such estimate, a copy of Sections 302A.471 and 302A.473, a brief description of the procedure to be followed in demanding supplemental payment and, in the case of dissenters receiving an offer to remit, a statement of the reason for withholding remittance.


    If a dissenter believes that the amount remitted or offered by the Company is less than the fair value of the shares, with interest, the dissenter may give written notice to the Company of the dissenter's estimate of fair value, with interest, within 30 days after the Company mails such remittance or offer, and demand payment of the difference. UNLESS A DISSENTER MAKES SUCH A DEMAND WITHIN SUCH 30-DAY PERIOD, THE DISSENTER WILL BE ENTITLED ONLY TO THE AMOUNT REMITTED OR OFFERED BY THE COMPANY.

    Within 60 days after the Company receives such a demand from a dissenter, it will be required to either pay the dissenter the amount demanded or agreed to after discussion between the dissenter and the Company or file in court a petition requesting that the court determine the fair value of the shares, with interest. All dissenters who have demanded payment for their shares, but have not reached agreement with the Company, will be made parties to the proceeding. The court will then determine whether the dissenters in question have fully complied with the provisions of Section 302A.473, and will determine the fair value of the shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers which may have been appointed by the court), computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the Company or a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, but the dissenters will not be liable to the Company for the amount, if any, by which the payment remitted to the dissenters exceeds the fair value of the shares determined by the court, with interest. The costs and expenses of the court proceeding will be assessed against the Company, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.

    Under Section 302A.471, Subd. 2, a shareholder of the Company may not assert Dissenters' Rights with respect to less than all of the shares of the Common Stock of the Company registered in the shareholder's name, unless the shareholder dissents with respect to all shares beneficially owned by another person and discloses the name and address of such other person. The beneficial owner of shares of the Common Stock of the Company may assert Dissenters' Rights with respect to such shares, by following the procedures described above, IF THE BENEFICIAL OWNER SUBMITS TO THE COMPANY AT THE TIME OF OR BEFORE THE ASSERTION OF DISSENTERS' RIGHTS A WRITTEN CONSENT OF THE SHAREHOLDER IN WHOSE NAME THE SHARES ARE REGISTERED.

                     SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS


    The following table contains certain information as of October 31, 1997 regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, nominee for director and executive officer of the Company and (iii) the directors and executive officers as a group, and as to the percentage of the outstanding shares held by them on such date. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. The business address of Messrs. Dahl, Gilbertson, Riley, Landis, Paradis, Smith, Manrique and Ms. McMahon is 724 First Street North, Minneapolis, Minnesota 55401.




                                                       NUMBER OF    PERCENT
                                                       SHARES OF       OF
 NAME AND ADDRESS                                     COMMON STOCK    CLASS
------------------------------------------------     --------------  -------
Heartland Advisors, Inc. . . . . . . . . . . .       1,501,600(1)    23.5%
    790 North Milwaukee Street
    Milwaukee, Wisconsin  53202
Perkins Capital Management, Inc. . . . . . . .         689,290(2)    10.6%
    730 East Lake Street
    Wayzata, Minnesota  55391
Christopher T. Dahl. . . . . . . . . . . . . .         572,627(3)     8.8%
    Richard W. Perkins . . . . . . . . . . . .         487,709(4)     7.3%
    730 East Lake Street
    Wayzata, Minnesota  55391
Russell Cowles II. . . . . . . . . . . . . . .         283,139(5)     4.4%
    c/o Sherburne and Coughlin, Ltd.
    708 South 3rd Street, Suite 510
    Minneapolis, Minnesota  55415
John Cowles Family Trust . . . . . . . . . . .         214,042(6)     3.3%
    Sherburne and Coughlin, Ltd.
    708 South 3rd Street, Suite 510
    Minneapolis, Minnesota  55415
Rodney P. Burwell. . . . . . . . . . . . . . .         147,500(7)     2.3%
    7901 Xerxes Avenue South, Suite 201
    Minneapolis, Minnesota  55431
James G. Gilbertson. . . . . . . . . . . . . .          69,001(8)     1.1%
Gary W. Landis . . . . . . . . . . . . . . . .          46,462(9)        *
Lance W. Riley . . . . . . . . . . . . . . . .          43,120(9)        *
Mark A. Cohn . . . . . . . . . . . . . . . . .          31,250(10)       *
    7101 Winnetka Avenue North
    Minneapolis, Minnesota  55428
Barbara A. McMahon . . . . . . . . . . . . . .          35,750(9)        *
Melvin E. Paradis. . . . . . . . . . . . . . .          52,293(11)       *
Rick E. Smith. . . . . . . . . . . . . . . . .          29,975(9)        *
Denny J. Manrique. . . . . . . . . . . . . . .          22,517(9)        *
All Directors and Executive Officers as a
    Group (12 persons) . . . . . . . . . . . .       1,821,343(12)   25.2%
---------------
*   Less than 1%

(1) As set forth in Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on October 10, 1997, includes 1,301,600 shares over which Heartland Advisors, Inc. claims sole voting power, and 1,501,600 shares over which sole dispositive power is claimed.
(2) Based upon statements filed with the Commission, Perkins Capital Management, Inc. ("PCM") is a registered investment adviser of which Mr. Richard W. Perkins, a director of the Company, is President, Chief Executive Officer, a director and the controlling shareholder. As set forth in Schedule 13G filed with the Commission on February 14, 1997, PCM has the sole right to sell such shares and has sole voting power over 83,536 of such shares. Mr. Perkins and PCM disclaim any beneficial interest in such shares. Excludes shares beneficially owned by Mr. Perkins.
(3) Includes (i) 435,486 shares owned directly and (ii) 137,141 shares purchasable upon exercise of options and warrants.
(4) Includes (i) 189,690 shares owned directly by Mr. Perkins, (ii) 6,769 shares beneficially owned by Mr. Perkins through Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation,
         (iii) 285,625 shares purchasable upon exercise of options and warrants by Mr. Perkins and (iv) 5,625 shares purchasable upon exercise of warrants by Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation. Mr. Perkins' beneficial ownership excludes shares held for the accounts of clients of PCM.
(5) Includes (i) 56,597 shares owned directly and (ii) 12,500 shares purchasable upon exercise of warrants. Mr. Cowles beneficially owns
         (i) 189,042 shares owned by the John Cowles Family Trust and (ii) 25,000 shares purchasable by the John Cowles Family Trust upon exercise of warrants. The shares owned by the John Cowles Family Trust are non-voting shares.
(6) The shares owned by the John Cowles Family Trust are non-voting shares.
(7) Includes (i) 111,250 shares owned directly by Mr. Burwell and (ii) 36,250 shares purchasable upon exercise of options and warrants.
(8) Includes (i) 4,500 shares owned directly by Mr. Gilbertson and (ii) 64,501 shares purchasable upon exercise of options.
(9) Includes options for the purchase of 43,120 shares, 46,462 shares, 29,975 shares, 22,517 shares, and 35,750 shares for Messrs. Riley, Landis, Smith, Manrique and Ms. McMahon, respectively.
(10) Includes (i) 12,500 shares owned directly by Mr. Cohn and (ii) 18,750 shares purchasable upon exercise of options and warrants.
(11) Includes (i) 2,500 shares owned directly and (ii) 49,793 shares purchasable upon exercise of warrants.
(12) Includes (i) 1,008,334 shares and owned directly by all officers, directors and director nominees and (ii) 813,009 shares purchasable upon exercise of options and warrants.

                         SELECTED CONSOLIDATED FINANCIAL DATA

    The following table sets forth certain selected historical consolidated financial information for the Company. The income statement and balance sheet data for the Company included in the selected consolidated financial data for each of the five years in the period ended December 31, 1996 are derived from the audited consolidated financial statements of the Company for such five-year period. The selected financial data for the nine-month periods ended
September 30, 1996 and 1997 are derived from the unaudited consolidated financial statements of the Company for such periods. All financial data derived from unaudited financial statements reflect, in the opinion of the Company's management, all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. The data set forth in the table should be read in conjunction with the consolidated financial statements of the Company, and the related notes thereto, incorporated herein by reference. See "Incorporation of Certain Documents by Reference."



                                                                                            NINE MONTHS ENDED
                                                YEARS ENDED DECEMBER 31                        SEPTEMBER 30
                              ---------------------------------------------------------   ---------------------
                                1992        1993        1994        1995        1996        1996        1997
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                   (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)       (IN THOUSANDS, EXCEPT
                                                                                        SHARE AND PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:

Net Revenue:
 Owned, operated and
   LMA stations(1)            $     734   $   2,263   $   3,799   $   4,047   $   4,061   $   2,898   $   3,122
 Network                              7         253         589       1,059       1,594       1,034       1,127
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

 Total net revenue                  741       2,516       4,388       5,106       5,655       3,932       4,249

Operating Expenses:
 Owned, operated and
   LMA stations(1)                1,309       3,175       5,070       4,955       5,036       3,349       4,329
 Network                            369       1,413       1,541       2,490       3,525       2,464       2,553
 Corporate                          195       1,007       1,692       1,521       2,774       1,403       3,141
 Depreciation and
   amortization                      77         192         516         937       1,501       1,574       1,553
 Write off of
   deferred warrant
   expense                           --          --          --         103       2,288       1,662          --
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
 Total operating
   expenses                       1,950       5,787       8,819      10,006      15,124      10,452      11,575
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------

Loss from operations             (1,209)     (3,271)     (4,431)     (4,900)     (9,469)     (6,520)     (7,326)
Interest expense, net
  of interest income                 47         (24)         88       1,208         399         162       1,264
Equity income/(loss)
  in Harmony                         --          --          --          --          --          --        (169)
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net loss                      $  (1,256)  $  (3,247)  $  (4,519)  $  (6,108)  $  (9,868)  $  (6,682)  $  (8,759)
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net loss per share            $   (1.27)  $   (1.39)  $   (1.69)  $   (2.22)  $   (1.99)  $   (1.38)  $   (1.43)
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
                              ---------   ---------   ---------   ---------   ---------   ---------   ---------
Weighted average
  number of shares              991,000   2,330,500   2,703,500   2,815,500   5,149,000   4,940,000   6,142,500

BALANCE SHEET DATA:

Working capital (deficit)     $  (1,128)  $   1,366   $  (3,472)  $  (4,421)  $  (5,489)  $     908   $ (21,623)
Total assets                  $   1,110   $   8,603   $  10,485   $  13,327   $  28,607   $  26,178   $  37,796
Total debt and capital
  leases (including
  current portion)            $   1,001   $     225   $   3,835   $   5,809   $   9,669   $   2,303   $  24,533
Shareholders' equity
  (deficit)                   $    (441)  $   7,540   $   3,070   $   3,487   $  16,587   $  20,082   $   9,859



-------------------
(1) Includes stations owned and operated by the Company as well as stations owned by third parties but operated under a LMA.

                           PRO FORMA FINANCIAL INFORMATION

GENERAL


    This unaudited pro forma financial information sets forth the impact of the Transaction, the Company's intention to terminate its network affiliation agreements and cease distribution of its 24 hour Aahs World Radio format on January 31, 1998, and the Company's purchase of an equity interest in Harmony Holdings, Inc. ("Harmony"). The Transaction is not expected to close until the first quarter of 1998 and is subject to shareholder approval and customary closing conditions including, but not limited to, approval by the Federal Communications Commission. The unaudited pro forma statement of operations and balance sheet do not purport to present the Company's consolidated results of operations and financial position as they might have been, or as they may be in the future, had the Transaction, affiliation agreement termination and Harmony investment occurred on the assumed dates.

    In July 1997, the Company acquired an equity interest in Harmony by purchasing 1,369,231 shares of Harmony's common stock and options to acquire an additional 550,000 shares of Harmony's common stock exercisable at $1.50 per share. Consideration for the acquisition aggregated $4,007,500, consisting of cash payments totaling $3,760,000 and 60,000 shares of the Company's common stock valued at $247,500. Of such cash consideration, $1,250,000 was obtained from three individual lenders, two of which are directors of the Company and the third is a less than five percent shareholder of the Company, evidenced by notes bearing interest rates of 10% per annum, payable in July 1998, secured by an aggregate of 480,770 shares of common stock of Harmony. In addition, these individuals were also granted five-year warrants to purchase an aggregate of 125,000 shares of the Company's common stock at $4.00 per share. Other cash consideration included $2,400,000 obtained pursuant to the Credit Agreement, as amended, and $110,000 of the Company's working capital. In September 1997, the Company purchased an additional 786,686 shares of Harmony's common stock and options to acquire an additional 200,000 shares of Harmony's common stock exercisable at $1.50 per share. Consideration for the acquisition was $2,614,052 cash obtained through the Agreement with Foothill. Payment of $1,818,000 was made in September 1997 and the remaining $796,000 was paid on October 6, 1997.

    The Company's investment represents 33.9% of the outstanding common stock of Harmony at September 30, 1997 (40.7% assuming the Company's options were exercised). The aggregate purchase price paid of $6,680,200 (including transaction costs totaling $58,648) includes $4,370,000 in excess of the Company's pro rata share of the fair market value of Harmony's net tangible assets. This excess purchase price relates to Harmony's intangible asset value principally technical know-how, industry reputation and customer lists, and is being amortized on a straight line basis over a seven year estimated useful life.

    The Company's remaining assets, including AAHS trademarks and network production equipment, will be utilized to develop and create other business opportunities related to short form network syndicated programming. At present, the Company has not developed a revenue stream associated with these business opportunities. As described above, the Company has also acquired an equity interest in Harmony. While the Company has no current intention to do so, it may determine to increase its ownership position in Harmony. The Company initially expects to utilize its core management expertise to improve and enhance the performance of Harmony. Upon completion of the Transaction, the Company will invest the cash proceeds into investment grade, short-term interest bearing securities which are expected to provide an interest income stream of approximately $1.9 million per year. In addition to the potential investment in the business opportunities described above, the Company may further seek to diversify through acquisitions of media, entertainment or advertising-related businesses.

    The pro forma adjustments are based upon information currently available and on certain assumptions, described within the footnotes to the pro forma financial statements, that management of the Company believes are necessary and reasonable for a fair presentation of the pro forma financial information. The pro forma financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company for the fiscal year ended December 31, 1996 and for the quarterly periods ended March 31, June 30 and September 30, 1997.

    The objective of the unaudited pro forma financial information is to show what the significant effects on the historical financial statements might have been had the sale of the Stations, the termination of the distribution of the Aahs World Radio format and the purchase of an equity interest in Harmony occurred, for balance sheet purposes, on September 30, 1997 and, for statement of operations purposes, on January 1, 1997. However, the pro forma statement of operations and balance sheet are not necessarily indicative of the effects of the Company's financial position that would have been attained had the Transaction, affiliation agreement termination and Harmony investment occurred earlier.

STATEMENT OF OPERATIONS

                                                                                                                     Pro Forma
                                                                                  Pro Forma                          After Sale
                                                              Pro Forma           After Sale                         of Assets,
                                                             Adjustments         of Assets &                        Termination
                                                           Sale of Assets        Termination      Pro Forma        of Affiliation
                                        Children's        & Termination of            of         Adjustments        Agreements &
                                       Broadcasting          Affiliation         Affiliation       Harmony         Investment in
                                       Corporation           Agreements           Agreements      Investment          Harmony
                                       ------------       -----------------      -----------     -----------       --------------
Nine months ended
September 30, 1997:
   Revenues                             $ 4,249,079        $ (4,249,079)(1)      $        --             --         $        --
   Operating expenses                    11,575,311          (8,417,607)(1)        3,157,704             --            3,157,704
                                        -----------        ------------          -----------     ----------          -----------
   Income (loss) from operations         (7,326,232)          4,168,528           (3,157,704)            --           (3,157,704)
   Interest (expense), net of
     interest income                     (1,263,599)          1,338,717 (2)           75,118             --               75,118
   Equity in income (loss) of Harmony      (169,132)                 --             (169,132)      (238,300)(3)         (407,432)
                                        -----------        ------------          -----------     ----------          -----------
   Net income (loss)                    $(8,758,963)       $  5,507,245          $(3,251,718)    $ (238,300)         $(3,490,018)
                                        -----------        ------------          -----------     ----------          -----------
                                        -----------        ------------          -----------     ----------          -----------
   Net loss per share                   $     (1.43)                                                                 $     (0.57)
                                        -----------                                                                  -----------
                                        -----------                                                                  -----------
   Weighted average number of
    shares outstanding                    6,142,500                                                                    6,142,500
                                        -----------                                                                  -----------
                                        -----------                                                                  -----------

-------------------
(1) To eliminate the revenue and operating expenses related to the network and owned and operated station operations as well as depreciation, amortization and corporate expenses directly attributable to the discontinued network and the owned and operated stations.
(2) To eliminate the interest expense related to the debt expected to be paid utilizing proceeds from the sale of the stations.
(3) To reflect the Company's pro rata share of Harmony's income for the nine months ended September 30, 1997 based on the Company's 33.7% ownership interest at September 30, 1997, less the amortization of the purchase price in excess of the Company's pro rata share of the fair market value of Harmony's net tangible assets totaling $468,000.

BALANCE SHEET



                                                            Pro Forma
                                                           Adjustments            Pro Forma After
                                        Children's       Sale of Assets &         Sale of Assets &
                                       Broadcasting       Termination of           Termination of
                                       Corporation    Affiliation Agreements   Affiliation Agreements
                                      -------------   ----------------------   ----------------------
   September 30, 1997:
   Current assets                     $   3,669,656    $     34,062,742 (1)         $  37,732,398
   Property and equipment                 4,822,167          (4,501,582)(2)               320,585
   Broadcast licenses                    19,781,224         (19,781,224)(2)                    --
   Investment in Harmony                  6,511,068                  --                 6,511,068
   Other assets                           3,012,326          (2,939,172)(2)                73,154
                                      -------------    ----------------             -------------
     Total assets                     $  37,796,441    $      6,840,764             $  44,637,205
                                      -------------    ----------------             -------------
                                      -------------    ----------------             -------------

   Current liabilities                $  25,292,518    $    (25,292,518)(3)         $          --
   Long-term debt                         2,589,008          (2,589,008)(3)                    --
   Other liabilities                         55,732             (55,732)(3)                    --
   Shareholders' equity (deficit)         9,859,183          34,778,022                44,637,205
                                      -------------    ----------------             -------------
     Total liabilities and
       shareholders' equity           $  37,796,441    $      6,840,764             $  44,637,205
                                      -------------    ----------------             -------------
                                      -------------    ----------------             -------------


-------------------
(1) To reflect the gross proceeds from the Transaction of $72,500,000, net of estimated taxes of approximately $9,500,000, estimated transaction costs of approximately $1,000,000 and estimated debt payments aggregating $27,900,000.
(2) To eliminate the assets of the owned and operated stations and capitalized debt issue costs related to the debt to be repaid utilizing the proceeds from the Transaction.
(3) To reflect the payment of debt utilizing the proceeds from the Transaction.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by the Company (File No. 0-21534) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Proxy Statement by reference:

    (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, filed on March 31, 1997.

    (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 1997, filed on May 14, August 13 and November 14, 1997, respectively.

    (c) The Company's Current Report on Form 8-K filed on November 3, 1997, relating to the Company's announcement that it has notified its affiliate radio stations that it will terminate its network affiliation agreements and cease distributing its full-time Aahs World Radio-SM- programming format effective January 30, 1998.

    (d) The Company's Current Report on Form 8-K/A filed on October 1, 1997, relating to the Company acquiring a 40.7% beneficial interest in Harmony Holdings, Inc.

    (e) The Company's Current Report on Form 8-K filed on September 30, 1997, relating to the Company acquiring a 40.7% beneficial interest in Harmony Holdings, Inc.

    (f) The Company's Current Report on Form 8-K filed on August 1, 1997, relating to the Company acquiring a 27.4% beneficial interest in Harmony Holdings, Inc.

    (g) The Company's Current Report on Form 8-K filed on July 18, 1997, relating to the Company signing a definitive asset purchase agreement with Global Broadcasting Company, Inc. for the sale of all of the Company's AM radio broadcast licenses and certain other broadcasting equipment for $72.5 million.

    (h) The Company's Current Report on Form 8-K filed on June 9, 1997, relating to the Company acquiring an AM radio broadcast license and certain other broadcasting equipment in the Phoenix metropolitan area.

    (i) The Company's Current Report on Form 8-K filed on June 6, 1997, relating to the Company signing a letter of intent to sell to Global Broadcasting Company, Inc. all of its owned and operated AM radio stations for an aggregate purchase price of $72.5 million.

    (j) The Company's Current Report on Form 8-K filed on February 3, 1997, relating to the Company acquiring an AM radio broadcast license and certain other broadcasting equipment in the Chicago metropolitan area.

    (k) The Company's Current Report on Form 8-K/A filed on January 31, 1997, relating to the acquisition of Radio Elizabeth, Inc.

    (l) The Company's Current Report on Form 8-K/A filed on January 31, 1997, relating to the acquisition of the assets of Radio Station WCAR(AM).

    (m) The Company's Definitive Schedule 14A (Proxy Statement) filed on April 30, 1997, relating to the Company's Annual Meeting of Shareholders held on July 16, 1997.

    The following documents previously filed by Harmony Holdings, Inc. (File No. 0-19577) with the Commission pursuant to the Exchange Act are incorporated into this Proxy Statement by reference:

    (a) The Annual Report on Form 10-K for the year ended June 30, 1997, filed on September 26, 1997, as amended by Form 10-K/A and Form 10-K/A, both filed on October 28, 1997.

    (b) The Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed on November 14, 1997.



                                    OTHER MATTERS

    The management of the Company is unaware of any other matters that are to be presented for action at the Special Meeting. Should any other matter properly come before the Special Meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

    All expenses incurred in connection with this solicitation, including the cost of preparing, assembling, and mailing this proxy soliciting material and Notice of Special Meeting, will be paid by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Further, the Company has retained Georgeson & Company, Inc. to assist it in connection with the solicitation of proxies, which may be by mail, telephone or personal solicitation. In connection therewith, the Company will pay fees and expenses estimated at $12,000. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred by them in connection therewith.


                                SHAREHOLDER PROPOSALS


    Proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by January 27, 1998 to be considered for inclusion in the Company's proxy materials relating to that meeting. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights.
It is suggested that any such proposals be submitted by certified mail, return receipt requested.




                             BY ORDER OF THE BOARD OF DIRECTORS



                             Christopher T. Dahl
                             CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER


Minneapolis, Minnesota
November 26, 1997

                                      APPENDIX I


                               ASSET PURCHASE AGREEMENT



    THIS AGREEMENT, dated as of July 16, 1997, is made between and among CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation (referred to herein as "CBC"); CHILDREN'S RADIO OF CHICAGO, INC., a Minnesota corporation ("CRC"), CHILDREN'S RADIO OF DALLAS, INC., a Minnesota corporation ("CR Dallas"), CHILDREN'S RADIO OF DETROIT, INC., a Minnesota corporation ("CR Detroit"), CHILDREN'S RADIO OF GOLDEN VALLEY, INC., a Minnesota corporation ("CRGV"), CHILDREN'S RADIO OF HOUSTON, INC., a Minnesota corporation ("CRH"), CHILDREN'S RADIO OF KANSAS CITY, INC., a Minnesota corporation ("CRKC"), CHILDREN'S RADIO OF LOS ANGELES, INC., a Minnesota corporation ("CRLA"), CHILDREN'S RADIO OF MILWAUKEE, INC., a Minnesota corporation ("CR Milwaukee"), CHILDREN'S RADIO OF MINNEAPOLIS, INC., a Minnesota corporation ("CR Minneapolis"), CHILDREN'S RADIO OF NEW YORK, INC., a New Jersey corporation ("CRNY"), CHILDREN'S RADIO OF PHILADELPHIA, INC., a Minnesota corporation ("CR Philadelphia"), and CHILDREN'S RADIO OF PHOENIX, INC., a Minnesota corporation ("CR Phoenix"), CHILDREN'S RADIO OF TULSA, INC., a Minnesota corporation ("CRT") (CRC, CR Dallas, CR Denver, CR Detroit, CRGV, CRH, CRKC, CRLA, CR Milwaukee, CR Minneapolis, CRNY, CR Philadelphia, CR Phoenix and CRT are sometimes collectively referred to herein as the "Asset Subsidiaries"); KAHZ-AM, INC. ("KAHZ-AM"), KCNW-AM, INC. ("KCNW-AM"), KIDR-AM, INC. ("KIDR-AM"), KKYD-AM, INC. ("KKYD-AM"), KMUS-AM, INC. ("KMUS-AM"), KPLS-AM, INC. ("KPLS-AM"), KTEK-AM, INC. ("KTEK-AM"), KYCR-AM, INC. ("KYCR-AM"), WAUR-AM, INC. ("WAUR-AM"), WCAR-AM, INC. ("WCAR-AM"), WJDM-AM, INC. ("WJDM-AM"), WPWA-AM, INC. ("WPWA-AM"), WWTC-AM, INC. ("WWTC-AM"), and WZER-AM, INC. ("WZER-AM"), all Minnesota corporations (KAHZ-AM, KCNW-AM, KIDR-AM, KKYD-AM, KMUS-AM, KPLS-AM, KTEK-AM, KYCR-AM, WAUR-AM, WCAR-AM, WJDM-AM, WPWA-AM, WWTC-AM and WZER-AM are sometimes collectively referred to herein as the "License Subsidiaries"; the Asset Subsidiaries and the License Subsidiaries are sometimes collectively referred to herein as the "Subsidiaries"; and CBC and the Subsidiaries are sometimes collectively referred to herein as the "Sellers"); and GLOBAL BROADCASTING COMPANY, INC., a Delaware corporation (the "Buyer"); and

                                W I T N E S S E T H :

    THAT, WHEREAS, CBC is the owner and holder of 100% of the issued and outstanding stock of the Asset Subsidiaries; and

    WHEREAS, each of the Asset Subsidiaries is the owner of all the assets of the radio station indicated below licensed to the community listed below (collectively referred to herein as the "Stations"), except for the Federal Communications Commission (the "FCC" or the "Commission") licenses, permits or authorizations issued with respect to the Stations, and are the owners and holders of 100% of the issued and outstanding stock of the License Subsidiary designated by the respective Station's call letters:

                   KAHZ(AM)       Fort Worth, Texas
                   KCNW(AM)       Fairway, Kansas
                   KIDR(AM)       Phoenix, Arizona
                   KKYD(AM)       Denver, Colorado
                   KMUS(AM)       Muskogee, Oklahoma
                   KPLS(AM)       Orange, California
                   KTEK(AM)       Alvin, Texas
                   KYCR(AM)       Golden Valley, Minnesota
                   WAUR(AM)       Sandwich, Illinois
                   WCAR(AM)       Livonia, Michigan
                   WJDM(AM)       Elizabeth, New Jersey
                   WPWA(AM)       Chester, Pennsylvania
                   WWTC(AM)       Minneapolis, Minnesota
                   WZER(AM)       Jackson, Wisconsin; and

    WHEREAS, the License Subsidiaries are the FCC licensees of the Stations;
and

    WHEREAS, subject to and conditioned upon the consent of the FCC, the Sellers desire to sell and transfer and Buyer desires to purchase and acquire the Stations and certain of the tangible and intangible assets of the Sellers used or held for use in connection with the operation of the Stations, all as is more fully described below.

    NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                      ARTICLE 1
                             SALE AND TRANSFER OF ASSETS

    At closing of the transaction described herein ("Closing"), the Sellers shall sell, convey, assign, transfer and deliver to Buyer, free and clear of any lien, encumbrance, interest, reservation, restriction, mortgage or security interest of any nature whatsoever, except as expressly provided herein, all the material assets of the Sellers described below used or held for use in connection with the operation of the Stations (collectively, the "Acquired Assets"):

1.1. All licenses, permits and authorizations ("Licenses") issued by the Commission for the operation of or used in connection with the operation of the Stations, all of which are listed on SCHEDULE A attached hereto;

1.2. All of the Sellers' real property interests relating to the operation of the Stations including that described in SCHEDULE B attached hereto ("Real Property");

1.3. All tangible personal property owned by the Sellers used or held for use in the operation of the Stations listed on SCHEDULE C attached hereto, and any replacements therefor or improvements thereof acquired or constructed prior to Closing ("Personal Property");

1.4. All of the Sellers' rights and benefits under the business agreements, leases and contracts listed on SCHEDULE D attached hereto, including any renewals, extensions, amendments or modifications thereof, and any additional agreements, leases and contracts made or entered into by the Sellers in the ordinary course of business between the date of such Schedule and the Closing approved in writing by Buyer or otherwise permitted hereunder ("Leases and Agreements");

1.5. All other licenses, permits or authorizations issued by any government or regulatory agency other than the FCC, which are used in connection with the operation of the Stations, all of which are listed on Schedule A ("Permits");

1.6. All right, title and interest of the Sellers in and to the use of the call letters for the Stations (referred to herein as the "Call Letters"), to the extent they can be conveyed; together with all common law property rights, goodwill, copyrights, trademarks, service marks, trade names and other similar rights used in connection with the operation of the Stations, including all accretions thereto, listed on SCHEDULE E attached hereto ("General Intangibles");

1.7. All of the Subsidiaries' magnetic media, electronic data processing files, systems and computer programs, logs, public files, records required by the FCC, vendor contracts, supplies, maintenance records or similar business records relating to or used in connection with the operation of the Stations, but not including records pertaining to corporate affairs (including tax records) and original journals, provided copies are supplied to Buyer. The Sellers shall have reasonable access to all such records which might be in the possession of Buyer for a period of two (2) years following the Closing, and shall, at its own expense, have the right to make copies thereof; and

1.8. Subject to closing of the contemplated acquisition of the assets and licenses of radio station KMUS(AM), Muskogee, Oklahoma pursuant to that purchase agreement between CBC and Oklahoma Sports Properties, Inc., dated December 31, 1996 (the "KMUS Purchase Agreement"), which Purchase Agreement was subsequently assigned to CRT, which is listed on Schedule D attached hereto among the Agreements to be assigned to and assumed by Buyer, the assets acquired by CRT shall be among the Acquired Assets, and the Schedules hereto shall be revised accordingly.

                                      ARTICLE 2
                             PURCHASE PRICE AND PAYMENTS

2.1. PURCHASE PRICE. As the purchase price for the Assets, Buyer agrees to pay to the Sellers the sum of Seventy-two Million Five Hundred Thousand and no/100 Dollars ($72,500,000.00), subject for adjustment as provided herein.

2.2. METHOD OF PAYMENT OF PURCHASE PRICE. The purchase price shall be paid as follows:

       2.2.1. EARNEST MONEY ESCROW. An aggregate amount of Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000.00) (the "Escrowed Funds") shall be paid into escrow, Five Hundred Thousand and no/100 Dollars ($500,000.00) on July 30, 1997, and Three Million and no/100 Dollars ($3,000,000.00) on August 13, 1997, all pursuant to the terms of that Escrow Agreement (the "Escrow Agreement") a copy of which is attached hereto as EXHIBIT A.

       2.2.2. CASH PAYMENT AT CLOSING. The entire purchase price payable hereunder, including the Escrowed Funds, shall be payable in cash at Closing, subject to adjustment or allocation as provided herein.

2.3. ADJUSTMENTS AND PRORATIONS. The operations of the Stations and the income and expenses attributable thereto up to 12:01 A.M. on the day of the Closing (the "Adjustment Time"), shall, except as otherwise provided in this Agreement, be for the account of the Sellers and thereafter shall be for the account of Buyer. Expenses such as power and utility charges, lease rents, property taxes according to year of payment, frequency discounts, annual license fees (if any), wages, commissions, payroll taxes, and other fringe benefits of employees of the Sellers who enter the employment of the Buyer, and similar deferred items shall be prorated between the Sellers and the Buyer. Prepaid deposits shall not be prorated but shall remain the property of the Sellers. Employees' employment with the Sellers shall be terminated as of the Closing Date, and Buyer shall employ employees of its choice from and after said date upon terms acceptable to Buyer and such employees. Any prorations shall be made and paid insofar as feasible at the Closing, with a final settlement within ninety (90) days after the Closing.

2.4. KMUS ADJUSTMENT. If for any reason the transactions contemplated under the KMUS Purchase Agreement do not close prior to the Closing of the transaction contemplated hereunder, Buyer shall have the option of either:

       A. accepting Sellers' rights under the KMUS Purchase Agreement without any adjustment to the purchase price payable hereunder, or

       B. amending this Agreement to exclude the KMUS Purchase Agreement and any rights of Sellers associated therewith from the Acquired Assets and adjusting the purchase price payable hereunder by the amount of Four Hundred Thousand and no/100 Dollars ($400,000.00).

       Buyer must notify CBC as to which option it intends to elect no later than ten (10) days after receipt of the FCC's first grant of an approval to an assignment of any of the Licenses or it will be deemed to have exercised the option described at subparagraph (a) above.

2.5. PARTIAL CLOSING ADJUSTMENTS. Further adjustments to the purchase price payable hereunder may be made pursuant to the provisions of Sections 7.3 and 8.6 below.

2.6. ASSUMED LIABILITIES. Except as expressly provided for in this Agreement or the Leases and Agreements listed on the Schedules hereto, at the Closing Buyer shall not assume, incur or be charged with, in connection with the transactions herein contemplated, any liabilities or obligations of any nature whatsoever, contingent or otherwise. Without limitation of the foregoing, Buyer shall not assume any obligations to the Stations' employees under any employee benefit plans or employment contracts.

2.7. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Acquired Assets by Buyer and the Sellers as set forth in the attached SCHEDULE F. The values of the Acquired Assets with respect to each of the Stations are set forth with an aggregate allocation value as to all Acquired Assets associated with the operation of each of the Stations set out thereon as the station aggregate value (the "Station Aggregate Value") for each of the Stations. Such allocation will be used for all purposes, including preparation and filing of IRS Form 8594 with respect to the transactions contemplated by this Agreement.

2.8. DAHL NON-COMPETITION AGREEMENT. In addition to the purchase price payable hereunder, Buyer agrees to enter into a Non-Competition Agreement with Seller's Chief Executive Officer, Christopher T. Dahl ("Dahl"), at Closing in the form attached hereto as EXHIBIT B (the "Non-Competition Agreement"), and CBC agrees to cause Dahl to enter into the Non-Competition Agreement at Closing.

                                      ARTICLE 3
                            THE SELLERS' REPRESENTATIONS,
                              WARRANTIES AND AGREEMENTS

       The Sellers represent, warrant and agree as follows, which representations, warranties and agreements shall be deemed to have been made again at Closing:

3.1. CORPORATE EXISTENCE AND POWERS. The Sellers, except for CRNY, are corporations organized and existing in good standing under the laws of the State of Minnesota, with full power and authority to enter into this Agreement and to enter into and complete the transactions contemplated herein; CRNY is a corporation organized and existing in good standing under the laws of the State of New Jersey, with full power and authority to enter into this Agreement and to enter into and complete the transactions contemplated herein; CRC is, and will be at the time of Closing, qualified to do business in the State of Illinois; CR Dallas is, and will be at the time of Closing, qualified to do business in the State of Texas; CR Denver is, and will be at the time of Closing, qualified to do business in the State of Colorado; CR Detroit is, and will be at the time of Closing, qualified to do business in the State of Michigan; CRH is, and will be at the time of Closing, qualified to do business in the State of Texas; CRKC is, and will be at the time of Closing, qualified to do business in the State of Kansas; CRLA is, and will be at the time of Closing, qualified to do business in the State of California; CR Milwaukee is, and will be at the time of Closing, qualified to do business in the State of Wisconsin; CRNY is, and will be at the time of Closing, qualified to do business in the State of New York; CR Philadelphia is, and will be at the time of Closing, qualified to do business in the State of Pennsylvania; and CR Phoenix is, and will be at the time of Closing, qualified to do business in the State of Arizona; CRT is, and will be at the time of Closing, qualified to do business in the State of Oklahoma; all required corporate actions have been taken by the Sellers to make and carry out this Agreement, which is a valid and binding obligation of Sellers and which is enforceable in accordance with its terms; the execution of this Agreement and the completion of the transactions herein involved will not result in the violation of any order, license, permit, rule, judgment or decree to which any of the Sellers is subject or the breach of any contract, agreement or other commitment to which any of the Sellers is a party or by which they are bound; and, except for receipt of the Commission's Final Approval (as defined herein) with respect to the assignment of the Licenses to Buyer, no other consents of any kind are required that have not been obtained for the Sellers to make or carry out the terms of this Agreement, except with respect to those consents required of parties to Leases and Agreements listed on Schedule B or D, with respect to assignment and assumption of specific contract rights and obligations and the consent of CBC's shareholders. The Sellers shall use their best efforts to obtain third party consents with respect to any of the Leases and Agreements designated by Buyer and the Sellers as "material", to the extent required by such documents. Buyer shall cooperate with the Sellers in obtaining all such required consents.

3.2. LICENSES AND PERMITS. Each of the License Subsidiaries is the holder of the Licenses indicated on Schedule A, all of which are valid, in full force and effect and which have been unconditionally issued for the full license term, subject to such pending renewal applications as are indicated on such Schedule A. The Licenses constitute all of the licenses, grants, permits, waivers and authorizations issued by the FCC and required for and/or used in the operation of the Stations as they are currently being operated. Each License Subsidiary is fully qualified to hold its Licenses. All ownership and employment reports, renewal applications, and other reports and documents required to be filed for the Stations have been properly and timely filed. The Stations are operating in accordance with the Licenses, and in compliance with the Communications Act of 1934, as amended, and the rules and regulations of the Commission, including, without limitation, those regulations governing the Stations' equal employment opportunity practices and public files, and any other applicable laws, ordinances, rules and regulations. The Licenses are unimpaired by any act or omission of Sellers or their officers, directors, employees and agents and Sellers will not, without Buyer's prior written consent, by an act or omission, surrender, modify, forfeit or fail to seek renewals on regular terms, of any License, or cause the Commission or other regulatory authority to institute any proceeding for the cancellation or modification of any such License, or fail to prosecute with due diligence any pending application to the Commission or other regulatory authority. There is not now pending, or to the best of Sellers' knowledge threatened, any action by or before the Commission or other regulatory authority to revoke, cancel, rescind, modify or refuse to renew in the ordinary course any of the Licenses, or any investigation, order to show cause, notice of violation, notice of inquiry, notice of apparent liability or of forfeiture or complaint against the Stations or Sellers, and Sellers have no knowledge of any basis for the commencement of any such proceeding in the future. Should any such action or investigation be commenced, order or notice be released, or complaint be filed, Sellers will promptly notify Buyer and take all actions necessary to protect the Stations and the Licenses from any material adverse impact.

3.3. ACQUIRED ASSETS. The Acquired Assets to be transferred to Buyer at Closing represent all the assets necessary for the Stations' current and continuing operations; until Closing, none of the Acquired Assets will be sold, leased or otherwise disposed of unless replaced by a similar asset of equal or greater value, and, at Closing, all of the Acquired Assets shall be owned by and transferred by the Sellers to Buyer free and clear of all liens, encumbrances, interests or restrictions of any kind whatsoever excepting only those obligations, liens or encumbrances expressly provided to be assumed by Buyer herein or the Leases and Agreements listed on Schedule B or D. The Acquired Assets have been maintained in good condition, subject to normal wear and tear.

3.4. CONTRACTS, LEASES, AGREEMENTS, ETC. Each of the Leases and Agreements are in full force and effect, and there are no outstanding notices of cancellation, acceleration or termination in connection therewith except as noted upon Schedule B or D. Sellers are not in breach or default in connection with any of the Leases and Agreements and, to the best of Sellers' knowledge, there is no basis for any claim, breach or default with respect to Sellers or any other party under any of said Leases and Agreements. Sellers have made available to Buyer true and correct copies of all agreements and instruments listed on Schedule D. On the Closing Date there will be no Leases or Agreements relating to the Stations (not including this Agreement) which will be binding on the Buyer other than those specifically identified herein, including the Schedules attached hereto, as assumed by Buyer, or as otherwise approved in writing by Buyer.

3.5. LITIGATION. Except as set forth on SCHEDULE G, no strike, labor dispute, investigation, litigation, court or administrative proceeding is pending or, to the best of Sellers' knowledge, threatened against the Sellers relating to the Stations, their employees or any of the Acquired Assets which may result in any change in the business, operations, assets or financial condition of the Stations or may materially affect Buyer's use and enjoyment of the Acquired Assets, or which would hinder or prevent the consummation of the transaction contemplated by this Agreement, and the Sellers know of no basis for any such possible action.

3.6. HAZARDOUS WASTE. As of now and as of the Closing Date, Sellers have not participated in nor approved, nor has there occurred any production, disposal or storage by Sellers on the Real Property of any hazardous waste or toxic substance, nor, to the best of their knowledge, does such waste or substance exist on the Real Property (above or beneath the surface), nor is there any proceeding or inquiry, by any governmental authority (federal or state) with respect to the presence of such waste or substance on the Real Property to the best of the Sellers' knowledge, nor are there any underground storage tanks on the Real Property, to the best of Sellers' knowledge, all except as shown on SCHEDULE H attached hereto. "Hazardous waste" shall consist of the substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 USC Section 9601, et seq., or in the Hazardous Materials Transportation Act, 49 USC Section 1801, et seq., or in the Resources Conservation and Recovery Act, 42 USC Section 6901, et seq.

3.7. INSURANCE. Until Closing, the Sellers shall keep the Acquired Assets insured against loss or damage by fire or from other causes customarily insured against by other radio stations similarly situated consistent with past practices, and has provided Buyer with an abstract of such casualty insurance coverage.

3.8. ACCESS TO INFORMATION. The Sellers shall give Buyer and its representatives reasonable access during normal business hours throughout the period prior to Closing to the operations, properties, books, accounting records, contracts, agreements, leases, commitments, programming, technical and sales records and other records of and pertaining to the Stations; provided, however, such access shall not disrupt the Sellers' normal operation. The Sellers shall furnish to Buyer all information concerning the Stations' affairs as Buyer may reasonably request. Buyer will maintain the confidentiality of all the information and materials delivered to it or made available for its inspection by the Sellers hereunder in accordance with that Confidentiality Agreement between CBC and Buyer, dated June 9, 1997 (the "Confidentiality Agreement").

3.9. CONDUCT OF THE STATIONS' BUSINESS. Until Closing, without the written consent of Buyer, the Sellers shall not enter into any transaction other than those in the ordinary course of the business of the Stations; no employment contract shall be entered into by the Sellers relating to the Stations unless the same is terminable at will and without penalty; no material increase in compensation payable or to become payable, to any of the employees employed at the Stations shall be made; no material change in personnel policies, insurance benefits or other compensation arrangements shall be made; and the Sellers will cause the Stations to be operated in compliance with the Licenses and Permits and all applicable laws and regulations;

       the Sellers further represent, warrant and covenant:

       (a) Between the date hereof and Closing, the Sellers shall not take any action which will prevent or impede Buyer from obtaining at the Closing the actual and immediate occupancy and possession of the Stations and all of the Acquired Assets.

       (b) On the Closing date, the Sellers will be the owner of the Acquired Assets except such of the same replaced by suitable property of no less than equivalent value in the ordinary course of business, with good and marketable title thereto, free and clear of all liens and encumbrances, except liens for current taxes and assessments not yet due and payable or to secure obligations to be assumed by Buyer hereunder pursuant to the Leases and Agreements; and that between the date of this Agreement and the Closing, there will be no more than the ordinary normal wear and tear and expendability of the Acquired Assets, and that the Acquired Assets will be in good working condition.

       (c) The Sellers do not know of any facts relating to them or the Stations which would cause (i) the applications for assignment of the Licenses to Buyer to be challenged, (ii) the Commission to deny its consent to the assignments of the Stations' Licenses to Buyer, or (iii) the Commission to grant such applications for assignment subject to material adverse conditions to Buyer.

       (d) The Sellers will have paid and discharged all taxes, assessments, excises, and levies known to the Sellers which are due and payable and have not been paid and that would interfere with the Sellers' enjoyment of the Acquired Assets.

       (e) The Sellers do not know of any facts which would cause any application for renewal of any of the Licenses to be challenged at the Commission or that would cause such renewals to be granted other than in the ordinary course for a full license term without material adverse condition.

3.10. COPYRIGHTS, TRADEMARKS AND SIMILAR RIGHTS. The call letters listed on Schedule E are the call letters used by Sellers during the radio broadcast operations of the Stations to identify each of the respective Stations to its local audience. Sellers have full right and authority from the FCC to use such call letters except as may be provided in the Agreements. Sellers have not licensed or consented to, and have no knowledge of, any other entity's or individual's use of such call letters. There is no other name, trademark, service mark, copyright, or other trade, or service right or mark currently being used in the business and operations of the Stations other than those listed in Schedule E, except those of CBC in connection with its Radio AAHS-Registered Trademark-/Aahs World Radio-SM- children's radio format. To the best of Sellers' knowledge, the operations of the Stations do not infringe on any trademark, service mark, copyright or other intellectual property or similar right owned by others.

3.12.  EMPLOYEE BENEFITS.

       3.12.1. All of the Sellers' employee plans and compensation arrangements providing benefits to employees of the Stations as of the date hereof are listed and described in SCHEDULE I and copies of any such written employee plans and compensation arrangements (or related insurance policies) and any amendments thereto have been made available to Buyer, along with copies of any currently available employee handbooks or similar documents describing such employee plans and compensation arrangements. Except as disclosed in Schedule I, there is not now in effect or scheduled to become effective after the date hereof, any new employee plan or compensation arrangement or any amendment to an existing employee plan or compensation arrangement which will affect the benefits of employees or former employees of the Stations.

       3.12.2. Each of the Sellers' employee plans and compensation arrangements has been administered, without material exception, in compliance with its own terms and, where applicable, with ERISA, the Internal Revenue Code of 1986, as amended, the Age Discrimination in Employment Act and any other applicable federal or state laws.

       3.12.3. Sellers do not contribute to and are not required to contribute to any multiemployer plan with respect to its employees at the Stations except as disclosed on Schedule I.

       3.12.4. Sellers are not aware of the existence of any governmental audit or examination of any of Sellers' employee plans or compensation arrangements or of any facts that would lead them to believe that any such audit or examination is pending or threatened.

       3.12.5. Sellers acknowledge that Buyer has no obligation hereunder to offer employment to any employee of Sellers; however, Buyer shall have the right to hire such of the employees of the Stations as Buyer may select. With respect to any employee that Buyer hires, Sellers further acknowledge that Buyer shall have no obligation for, and shall not assume as part of the transaction contemplated by this Agreement, any "accrued vacation" or other accrued leave time of said employees as a consequence of their being hired by Buyer. Sellers also acknowledge that with respect to such employees as are hired by Buyer, and where any such accrued leave time exists for said employees, Sellers will retain the responsibility for any liability arising therefrom.

3.13. LABOR RELATIONS. SCHEDULE J lists the names, dates of hire and current annual salaries of all persons employed by the Sellers directly and principally in connection with the operation of the Stations. None of the Sellers is a party to or subject to any collective bargaining agreements with respect to any of the Stations. Sellers have no written or oral contracts of employment with any employee of the Stations, other than (i) oral employment agreements terminable at will without penalty, or (ii) those listed in Schedule D. The Sellers, in the operations of the Stations, have substantially complied with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes. To the best of Sellers' knowledge, there is no representation or organizing effort pending or threatened against or involving or affecting the Sellers with respect to employees employed at the Stations.

3.14 PRE-CLOSING COVENANTS. Between the date hereof and the Closing, the Sellers covenant that:

       3.14.1. FCC COMPLIANCE. The Sellers shall continue to operate the Stations in conformity with the terms of the Stations' Licenses and in conformity in all material respects with all applicable laws, regulations, rules and ordinances, including but not limited to the rules and regulations of the FCC. The Sellers shall file all reports, applications and other filings required by the FCC in a timely and accurate manner. Sellers will maintain the Licenses in full force and effect and take any action necessary before the FCC to preserve such Licenses in full force and effect without material adverse change. Sellers will not take any action that would jeopardize the License Subsidiaries' rightful possession of the Licenses, the potential for assignment of the Licenses to Buyer, or the unconditional renewal of the Licenses for full license terms.

       3.14.2. CONDUCT OF BUSINESS. The Sellers shall conduct the technical operations of the Stations in the usual and ordinary course and consistent with past practices, and shall continue all practices, policies, procedures and technical operations relating to the Stations in substantially the same manner as heretofore.

       3.14.3. MAINTENANCE OF ASSETS. The Sellers shall maintain all of the Acquired Assets in a good condition and, with respect to the Personal Property, shall maintain inventories of spare parts at levels consistent with the past practices of the Sellers and the Stations. The Sellers shall not sell, convey, assign, transfer or encumber any of the Acquired Assets, except for the retirement of tangible Acquired Assets consistent with the normal and customary practices of the Sellers and the Stations.

       3.14.4.   NO SOLICITATION.

                 (a) CBC will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). CBC shall not, directly or indirectly, through any officer, director, employee, representative or agent, or any of the Subsidiaries, or otherwise (i) solicit, initiate, continue or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer), liquidation, reorganization or transactions involving CBC or any of the Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals are being referred to in this Agreement as an "Acquisition Proposal"), (ii) solicit, initiate, continue or engage in negotiations or discussions concerning, or provide any information or data to any person or entity relating to, or otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any Acquisition Proposal, or
                        (iii) agree to, approve or recommend any Acquisition Proposal; PROVIDED, that nothing contained in this Section shall prevent CBC from, prior to the Closing, furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with any unsolicited Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by CBC after the execution of this Agreement from a person or entity whose initial contact with CBC may have been solicited by CBC prior to the execution of this Agreement), and CBC may recommend such an unsolicited bona fide written Acquisition Proposal to the shareholders of CBC, if and only to the extent that (i) the Board of Directors of CBC determines in good faith (after consultation with and based upon the advice of its financial advisor and considering the effect of such Acquisition Proposal upon the employees, customers and the community) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to the shareholders of CBC than this Agreement and that the person or entity making such Acquisition Proposal has the financial means, or the ability to obtain the necessary financing, to conclude such transaction (any such more favorable Acquisition Proposal is being referred to in this Agreement as a "Superior Proposal"), (ii) the Board of Directors of CBC determines in good faith (after consultation with and based upon the advice of its outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties of such Board of Directors to its shareholders under applicable law, and (iii) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Board of Directors receives from such person or entity an executed confidentiality agreement with confidentiality provisions not materially less favorable to the Company than those contained in the Confidentiality Agreement. If (i) this Agreement is terminated after the occurrence of a Triggering Event (as defined below), and (ii) Sellers within six (6) months after such termination either (A) consummates any Alternative Transaction (as defined below) or (B) become parties to any agreement relating to an Alternative Transaction that is thereafter consummated, then CBC shall pay Buyer a non-refundable fee of Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000.00) (the "Fee") which amount shall be payable by wire transfer of same day funds on the date such Alternative Transaction is consummated.

                 (b) CBC shall reimburse the Buyer in connection with any legal or other fees incurred by the Buyer in connection with the collection of the Fee from CBC.

                 (c) As used herein, a "Triggering Event" shall mean any of the following:

                        (i) the Board of Directors of CBC shall have withdrawn or modified its recommendation of this Agreement or shall have resolved or publicly announced its intention to do so; or

                       (ii) an Alternative Transaction shall have taken place or the Board of Directors of CBC shall have recommended such an Alternative
                               Transaction to
                               shareholders, or shall have resolved or publicly announced its intention to recommend or engage in an Alternative Transaction; or

                      (iii) a material breach by CBC of this Agreement shall have occurred, and at the time of such breach or any termination based thereon an Alternative Transaction shall have been publicly announced and not absolutely and unconditionally withdrawn and abandoned; or

                       (iv) CBC shall have negotiated with, furnished information to, entered into any agreement with, or consummated or recommended any transaction with, any person other than Buyer or its affiliates, based on a determination regarding a "Superior Proposal" made as described herein; or

                        (v) CBC shall materially breach or fail to perform its obligations under this Section 3.14.4.

                 (d) As used herein, an "Alternative Transaction" shall mean (a) any transaction or series of transactions by which any person or group (other than Buyer) acquires or would acquire shares (or securities exercisable or convertible into shares) representing 20% or more of the outstanding shares of CBC, pursuant to a tender offer, exchange offer or otherwise, (b) a merger, consolidation, share exchange, sale or substantial assets or other business combination involving CBC,
                        (c) any other transaction or series of transactions whereby any person acquires or would acquire control of the board of directors, business or assets of CBC, or (d) any agreement with respect to any of the foregoing, which in the case of any transaction or agreement described in clauses (a) through (d) above, involves a greater value (considering the amounts payable to shareholders and all payments under employment, consulting and other arrangements in connection therewith) than the value of this Agreement.

       3.14.5. KMUS CLOSING. Sellers shall apply reasonable and diligent efforts in good faith to conclude the transaction contemplated under the KMUS Purchase Agreement prior to Closing.

3.15. NO MISLEADING STATEMENTS. To Sellers' knowledge, no statement, representation or warranty made by Sellers herein and no information provided or to be provided by Sellers to Buyer pursuant to this Agreement or in connection with the negotiations covering the purchase and sale contemplated herein contains or will contain any untrue statement of a material fact, or omits or will omit a material fact. There are no facts or circumstances known to Sellers and not disclosed herein or in the Schedules hereto that, either individually or in the aggregate, will materially adversely affect after Closing the Acquired Assets or the condition of the Stations.


                                      ARTICLE 4
                        BUYER'S REPRESENTATIONS AND WARRANTIES

       The Buyer represents and warrants as follows, which representations and warranties shall be deemed to have been made again at Closing.

4.1. CORPORATE EXISTENCE AND POWERS. Buyer is a corporation organized and existing in good standing under the laws of the State of Delaware with full power and authority to enter into this Agreement and enter into and complete the transactions contemplated herein; Buyer is, or will be at the time of Closing, qualified to do business in the States of Arizona, California, Colorado, Illinois, Kansas, Michigan, Minnesota, New Jersey, Oklahoma, Pennsylvania, Texas and Wisconsin; all required corporate action has been taken by Buyer to make and carry out this Agreement; the execution of the Agreement and, once the consent referred to in the next clause of this sentence is obtained, the completion of the transactions herein involved will not result in the violation of any order, license, permit, rule, judgment or decree to which Buyer is subject or the breach of any contract, agreement or other commitment to which Buyer is a party or by which it is bound; and except for the consent of the Commission to the assignment of the Licenses to Buyer, no other consent of any kind is required that has not been obtained for Buyer to make or carry out the terms of this Agreement.

4.2. BUYER'S QUALIFICATIONS. At Closing, Buyer will be legally and financially qualified to become the licensee of the Commission. Buyer does not know of any facts relating to it which would cause the Commission to deny its consents, or which would materially hinder or delay receipt of such consents, to the assignments of the Licenses to Buyer.


                                      ARTICLE 5
                                BREACH OF AGREEMENTS,
                            REPRESENTATIONS AND WARRANTIES

5.1. BREACH OF THE SELLERS' AGREEMENTS, REPRESENTATIONS AND WARRANTIES. The Sellers shall indemnify and hold harmless Buyer and every affiliate of Buyer and any of its or their directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties arising out of ownership of the Acquired Assets or the operations of the Stations by the Sellers prior to Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, arising out of or sustained by Buyer by reason of any material breach of any warranty, representation, covenant or agreement of the Sellers contained herein or in the Schedules attached hereto; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given. Upon receipt of such written notice, the Sellers shall have the right, if it involves a liability to a third party, to defend or compromise such matter at the Sellers' sole cost and expense, and Buyer shall cooperate fully in such defense.

5.2. BREACH OF BUYER'S AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Buyer shall indemnify and hold harmless the Sellers and every affiliate of Sellers and any of their directors, members, stockholders, officers, partners, employees, agents, consultants, representatives, transferees and assignees from and against any loss, damage, liability, claim, demand, judgment or expense, including claims of third parties arising out of ownership of the Acquired Assets or operations of the Stations by Buyer after Closing, and including without being limited to, reasonable counsel fees and reasonable accounting fees, arising out of or sustained by the Sellers by reason of any material breach of any warranty, representation, covenant or agreement of Buyer contained herein; provided, however, that such indemnification shall be required only if written notice, with respect to any matter for which indemnification is claimed, is given. Upon receipt of such written notice, Buyer shall have the right, if it involves a liability to a third party, to defend or compromise such matter at Buyer's sole cost and expense, and the Sellers shall cooperate fully in such defense.

5.3. SPECIFIC PERFORMANCE. The Sellers acknowledge that the Acquired Assets are unique and not readily bought or sold on the open market and, for that reason, among others, Buyer would be irreparably harmed by any breach or failure of the Sellers to consummate this Agreement, and monetary damages therefor will be highly difficult, if not wholly impossible, to ascertain. It is therefore agreed that this Agreement shall be enforceable in a court of equity by a decree of specific performance subject to the provisions of Section 3.14.4 above and
       Section 8.5 below, and an injunction may be issued restraining any transfer or assignment of the Acquired Assets contrary to the provisions of this Agreement pending the determination of such controversy. The Sellers, for themselves and their successors and assigns, hereby waive the claim or defense that an adequate remedy at law exists.

                                      ARTICLE 6
                                     RISK OF LOSS

6.1. BUYER'S OPTIONS. The risk of any loss, damage or destruction to any of the Acquired Assets to be transferred to the Buyer hereunder from fire or other casualty or loss shall be borne by the Sellers at all times prior to the Closing. Upon the occurrence of any material loss or damage to any of the Acquired Assets to be transferred hereunder as a result of fire, casualty, or other causes prior to the Closing, the Sellers shall notify the Buyer of same in writing immediately, stating with particularity the reasonable estimates of the loss or damage incurred, the cause of damage, if known, and the extent to which restoration, replacement and repair of the Acquired Assets lost or destroyed is believed reimbursable under any insurance policy with respect thereto. Provided the Sellers, at their sole expense, have not repaired, restored or replaced the damaged Acquired Assets to Buyer's reasonable satisfaction by the Closing, Buyer shall have the option (but not the obligation) exercisable at the Closing to:

      (i) terminate this Agreement in which case none of the parties shall have any further liability to the other parties and all Escrowed Funds shall be returned to Buyer, except that the Sellers shall have a reasonable period of time, not to exceed one hundred twenty (120) days, to effect repairs of the damaged Acquired Assets before Buyer may exercise its option under this subparagraph 6.1 (i);

      (ii) postpone the Closing for up to one hundred twenty (120) days to allow the Acquired Assets to be completely repaired, replaced or restored, at the Sellers' sole expense, in which event the Sellers shall use their best efforts to complete such repairs; or

      (iii) elect to consummate the Closing and accept the property in its "then" condition, in which event the Sellers shall assign to Buyer all rights under any insurance claim covering the loss and pay over to the Buyer the proceeds under any such insurance policy heretofore received by the Sellers with respect thereto.


                                      ARTICLE 7
                         APPLICATION FOR COMMISSION APPROVAL

7.1. FILING AND PROSECUTION OF APPLICATION. Buyer and the Sellers shall, as soon as practicable after the date of this Agreement and in any event not later than August 15, 1997, join in applications to be filed with the Commission requesting its written consents to the assignments of the Licenses of the Stations from the License Subsidiaries to Buyer. The parties shall prepare their own portions of the applications. Buyer and the Sellers shall take all steps necessary to the expeditious prosecution of such applications to a favorable conclusion, using their best efforts throughout.

7.2. EXPENSES. The parties shall bear their own legal, accounting and other expenses in connection with the consummation of the contemplated transaction. The parties shall cooperate with the preparation of the Commission applications and in connection with the prosecution of such applications. The filing fees shall be shared equally between the Sellers on the one hand and the Buyer on the other.

7.3. DESIGNATION FOR HEARING. If, for any reason, any application for an assignment of any of the Licenses is designated for hearing by the Commission prior to grant thereof, either of the parties shall have the right by written notice within thirty (30) days of such designation for hearing, to exclude from the Acquired Assets those assets associated with the operation of the Station affected if the allegations raised relate to the other party, and the purchase price payable hereunder shall be reduced by an amount equal to the Station Aggregate Value of the affected Station.

7.4. TIME FOR COMMISSION CONSENT. Subject to the provisions of Section 7.3 above and Section 8.6 below, if the Commission has not given its written consents to the assignments of the Licenses set forth herein within nine
      (9) months from the date of acceptance for filing of the applications for such assignments, any of the parties, if not then in default, may terminate this Agreement by giving written notice to the other parties. Upon such termination, none of the parties shall have any right or liability hereunder and all Escrowed Funds shall be returned to Buyer promptly.

7.5. CONTROL OF STATIONS. Until Closing, Buyer shall not directly or indirectly, control, supervise, direct or attempt to control, supervise or direct the operations of the Stations, but such operations shall be the sole responsibility of the Sellers, subject to and consistent with all rules, regulations and policies of the FCC.


                                      ARTICLE 8
                                       CLOSING

      Subject to the terms and conditions herein stated, the parties agree as follows:

8.1. CLOSING DATE. Except as provided in Section 7.3 above and Section 8.6 below, the Closing of this Agreement shall be held at such time and date as shall be mutually agreed by the Sellers and Buyer; provided, however, that in any event Buyer must close no later than five (5) days after final Commission approval of the assignments of the Licenses and the final FCC grant of renewal of the Stations' Licenses for full terms without material adverse condition have become final, the finality of each of the assignments and renewal applications subject to waiver by Buyer ("Final Approval") and all other conditions to Closing shall have been satisfied on or before the Closing Date. (The date scheduled, or required to be scheduled for Closing hereunder is referred to herein as the "Closing Date.") Final Approval shall be the approval of the FCC to the renewal and assignment of the Licenses which are no longer subject to rehearing, reconsideration or review by the Commission or to review by any court under the Communications Act of 1934, as amended, and which action is not reversed, stayed, enjoined or set aside, and with respect to which no timely request or petition for stay, reconsideration, review or rehearing or a notice of appeal is pending and the time for such filing has expired. Closing shall take place at the offices of CBC in Minnesota.

8.2. THE SELLERS' OBLIGATIONS AT CLOSING. At Closing, the Sellers shall deliver to Buyer the following:

      (a) An Assignment of the Licenses described in Schedule A, Warranty Deeds as to the Real Property described on Schedule B and an Assignment and Bill of Sale, or similar instruments, including third party consents to all "material" Leases and Agreements, transferring to Buyer all other Acquired Assets to be transferred hereunder, free and clear of all liens, encumbrances and restrictions of any kind whatsoever, except as expressly provided for in this Agreement or in the Leases and Agreements;

      (b)     The business records described in Section 1.7;

      (c)     The Non-Competition Agreement executed by Dahl;

      (d) An opinion of the Sellers' counsel, addressed to Buyer, confirming the correctness of the Sellers' representations made in Sections 3.1 and 3.2;

      (e) A certificate of CBC's CEO verifying that the Sellers' representations, warranties and covenants as provided herein remain materially true and correct up to and through the Closing Date;

      (f) Certificates of Sellers' Secretary certifying as to Sellers' Articles of Incorporation, By-Laws, and Board of Directors approvals (all of which shall be attached thereto);

      (g) Such other documents and instruments as might reasonably be requested by Buyer to consummate the transaction contemplated hereunder consistent with the intent expressed herein; and

      (h)     Escrow instructions releasing Escrowed Funds to Buyer.

8.3. BUYER'S OBLIGATIONS AT CLOSING. At Closing, Buyer shall deliver to CBC the following:

      (a) A cashier's or certified check in the amount of Seventy-two Million Five Hundred Thousand and no/100 Dollars ($72,500,00.00) (subject to adjustment as provided herein);

      (b) An Agreement to assume the obligations of Sellers under the Leases and Agreements with respect to periods of time from and after Closing;

      (c)     The Non-Competition Agreement;

      (d) An opinion of Buyer's counsel, addressed to the Sellers, confirming the correctness of Buyer's representations made in
              Section 4.1; and

      (e) Such other documents and instruments as might reasonably be requested by Sellers to consummate the transaction contemplated hereunder consistent with the intent expressed herein.

8.4. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

      (a) The written consents of the Commission evidencing its Final Approvals to the assignments of the Licenses to Buyer subject to the provisions of Section 7.3 above and Section 8.6 below, provided that any such approval is without any condition that is materially adverse to Buyer;

      (b) The satisfaction at or before Closing in all material respects of all agreements, obligations and conditions of the Sellers hereunder required to be performed or complied with by them on or before Closing;

      (c) The material accuracy of the representations and warranties made by the Sellers;

      (d) Written third party consents to all material Leases and Agreements where required by the terms of the Lease or Agreement or substitution by Sellers of equivalent rights without materially adverse impact upon Buyer's enjoyment of the Acquired Assets; and

      (e) Between the date hereof and the Closing Date, there shall not have been any material adverse change in the Acquired Assets. Events relating to the Sellers' current effort to obtain permits and approvals in Riverside County, California for construction of towers on optioned property shall not be deemed to be material, and Buyer's obligations hereunder are not subject to the success or failure of such efforts.

8.5. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transaction herein contemplated at Closing are subject to and conditioned upon:

      (a) The approval by CBC's shareholders of this Agreement and the transaction contemplated hereunder at a meeting to be called by CBC and held for that purpose with no more than 20% of CBC's shareholders exercising statutory dissenter's rights;

      (b) Subject to the provisions of Section 7.3 above and Section 8.6 below, the written consents of the Commission evidencing its Final Approvals to the assignments of the Licenses to Buyer, provided that any such approval is without any conditions that are materially adverse to the Sellers;

      (c) The satisfaction at or before Closing of all agreements, obligations and conditions of Buyer hereunder required to be performed or complied with by it at or before the Closing;

      (d) The receipt by Sellers from their investment banker of an opinion confirming the fairness of the consideration payable hereunder to Sellers by Buyer; and

      (e) The material accuracy of the representations and warranties made by Buyer.

8.6. PARTIALLY DEFERRED CLOSING. The parties recognize that due to the FCC license renewal schedule the application for renewal of Licenses held by KPLS-AM will not be filed until August 1, 1997, and that FCC approvals of the assignments of the other Licenses may occur and become Final Orders prior to approval of the assignment of Station KPLS(AM)'s License or its renewal. The parties agree that in such event, Closing shall occur with respect to all of the Acquired Assets except those held by CRLA and KPLS-AM within five (5) days of Final Approvals of assignments of the other Licenses. A portion of the purchase price payable hereunder equal to the Aggregate Station Value allocated to the Acquired Assets associated with the operation of Station KPLS(AM) shall be paid into escrow to be disbursed in accordance with an escrow agreement in the form attached hereto as EXHIBIT C (the "Closing Escrow Agreement").

                                      ARTICLE 9
                               MISCELLANEOUS PROVISIONS

9.1. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All representations, warranties and covenants of Sellers contained in this Agreement shall survive for a period of twenty-four (24) months after the Closing Date.

9.2. EXECUTION OF DOCUMENTS. The parties agree to execute all applications, documents and instruments which may be necessary for the consummation of the transaction contemplated hereunder, or which might be from time to time reasonably requested by any party hereto in connection therewith, whether before or after the date of Closing.

9.3. NOTICES. All notices, requests, elections, demands and other communications given pursuant to this Agreement shall be in writing and shall be duly given when delivered personally or when deposited in the mail, certified or registered mail, postage prepaid, return receipt requested, and shall be addressed as follows:

      If to the Sellers
      (or any of them):      Children's Broadcasting Corporation
                             724 First Street North, Fourth Floor
                             Minneapolis, Minnesota 55401
                             Attention:  Mr. Christopher T. Dahl
              with copy to:  Children's Broadcasting Corporation
                             724 First Street North, Fourth Floor
                             Minneapolis, Minnesota 55401
                             Attention:  Lance W. Riley, Esq.

       If to Buyer:          Global Broadcasting Company, Inc.
                             515 Madison Avenue
                             Suite 1111
                             New York, New York 10022
                             Attention:  Mr. Gregory D. Deieso

              with copy to:  Harold K. McCombs, Jr., Esq.
                             Duncan, Weinberg, Miller & Pembroke, P.C.
                             1615 M Street, N.W.
                             Suite 800
                             Washington, D.C. 20036


9.4. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to herein are incorporated into this Agreement by reference for all purposes and shall be deemed part of this Agreement.

9.5. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement together with all Exhibits and Schedules referred to herein contain all of the terms and conditions agreed upon by the parties hereto with respect to the transaction contemplated hereunder.

9.6. ASSIGNABILITY. None of the parties may assign their rights or obligations under this Agreement without the prior written consent of the other parties, except that any party may make an assignment to an entity under essentially common control as the assigning entity.

9.7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the representatives, heirs, estates, successors, and assigns of the parties hereto.

9.8. HEADING. The headings contained in this Agreement are for reference only and shall not effect in any way the meaning or interpretation of this Agreement.

9.9. COUNTERPARTS. This Agreement and any other instrument to be signed by the parties hereto may be executed by the parties, together or separately, in two or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

9.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. The parties hereto hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Minnesota and of the United States of America located in the State of Minnesota for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and they agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth above shall be effective service of process for any action, suit or proceeding arising out of this Agreement, in the courts of the State of Minnesota or the United States of America located in the State of Minnesota, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.11. BROKER COMMISSION. The Sellers and Buyer each represent to the other that they have not engaged a broker in connection with the contemplated transaction, except that CBC has engaged Star Media Group, Inc. with respect to that portion of the transaction associated with the operations of Stations WJDM(AM) and WAUR(AM), and Buyer has engaged Star Media Group, Inc. with respect to the entire contemplated transaction, and each party agrees to pay the respective commissions owed under such agreements and agree to indemnify and hold the other party or parties harmless against any claims made by a broker through it or them in connection with the transactions contemplated hereunder.

9.12. SALES TAX. Any sales tax, including bulk sales taxes (if applicable), due upon consummation of this transaction will be computed at Closing and paid by the Sellers and any claims or proceedings arising therefrom shall be the sole responsibility of Sellers. Sellers agree to indemnify and hold Buyer harmless against any such claims in connection with the transactions contemplated hereunder.

      IN WITNESS WHEREOF, the parties hereto, by their properly authorized representatives, have caused this Agreement to be executed as of the day and date first above written.

CHILDREN'S BROADCASTING CORPORATION         GLOBAL BROADCASTING COMPANY, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Gregory Deieso
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    CEO and Chairman
       ----------------------                       ----------------------


CHILDREN'S RADIO OF CHICAGO, INC.           WAUR-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF DALLAS, INC.            KAHZ-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF DENVER, INC.            KKYD-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------

CHILDREN'S RADIO OF DETROIT, INC.           WCAR-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------

CHILDREN'S RADIO OF GOLDEN VALLEY, INC.             KYCR-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF HOUSTON, INC.           KTEK-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------

CHILDREN'S RADIO OF KANSAS CITY, INC.       KCNW-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF LOS ANGELES, INC.       KPLS-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF MILWAUKEE, INC.         WZER-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------

CHILDREN'S RADIO OF MINNEAPOLIS, INC.       WWTC-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF NEW YORK, INC.          WJDM-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF PHILADELPHIA, INC.      WPWA-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------


CHILDREN'S RADIO OF PHOENIX, INC.           KIDR-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------

CHILDREN'S RADIO OF TULSA, INC.             KMUS-AM, INC.


BY:    /s/Christopher T. Dahl               BY:     /s/Christopher T. Dahl
       ----------------------                       ----------------------

ITS:   President and CEO                    ITS:    President and CEO
       ----------------------                       ----------------------

                           EXHIBIT A TO APPENDIX I
                               ESCROW AGREEMENT


     THIS AGREEMENT is made and entered into as of this ___ day of ____________, 1997, by and among GLOBAL BROADCASTING COMPANY, INC., a Delaware corporation (the "Buyer"); CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation, CHILDREN'S RADIO OF CHICAGO, INC., a Minnesota corporation, CHILDREN'S RADIO OF DALLAS, INC., a Minnesota corporation, CHILDREN'S RADIO OF DENVER, INC., a Minnesota corporation, CHILDREN'S RADIO OF DETROIT, INC., a Minnesota corporation, CHILDREN'S RADIO OF GOLDEN VALLEY, INC., a Minnesota corporation, CHILDREN'S RADIO OF HOUSTON, INC., a Minnesota corporation, CHILDREN'S RADIO OF KANSAS CITY, INC., a Minnesota corporation, CHILDREN'S RADIO OF LOS ANGELES, INC., a Minnesota corporation, CHILDREN'S RADIO OF MILWAUKEE, INC., a Minnesota corporation, CHILDREN'S RADIO OF MINNEAPOLIS, INC., a Minnesota corporation, CHILDREN'S RADIO OF NEW YORK, INC., a New Jersey corporation, CHILDREN'S RADIO OF PHILADELPHIA, INC., a Minnesota corporation, and CHILDREN'S RADIO OF PHOENIX, INC., a Minnesota corporation, CHILDREN'S RADIO OF TULSA, INC., a Minnesota corporation, KAHZ-AM, INC., a Minnesota corporation, KCNW-AM, INC., a Minnesota corporation, KIDR-AM, INC., a Minnesota corporation, KKYD-AM, INC., a Minnesota corporation, KMUS-AM, INC., a Minnesota corporation, KPLS-AM, INC., a Minnesota corporation, KTEK-AM, INC., a Minnesota corporation, KYCR-AM, INC., a Minnesota corporation, WAUR-AM, INC., a Minnesota corporation, WCAR-AM, INC., a Minnesota corporation, WJDM-AM, INC., a Minnesota corporation, WPWA-AM, INC., a Minnesota corporation, WWTC-AM, INC., a Minnesota corporation, and WZER-AM, INC., a Minnesota corporation (collectively referred to herein as the "Sellers"); and STAR MEDIA GROUP, INC. ("Escrow Agent"); and

                              W I T N E S S E T H :

     THAT, WHEREAS, Buyer and the Sellers have entered into an Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), which Purchase Agreement provides for the transfer of the assets of the following radio stations (the "Stations"):

                  KAHZ(AM)                 Fort Worth, Texas
                  KCNW(AM)                 Fairway, Kansas
                  KIDR(AM)                 Phoenix, Arizona
                  KKYD(AM)                 Denver, Colorado
                  KMUS(AM)                 Muskogee, Oklahoma
                  KPLS(AM)                 Orange, California
                  KTEK(AM)                 Alvin, Texas
                  KYCR(AM)                 Golden Valley, Minnesota
                  WAUR(AM)                 Sandwich, Illinois
                  WCAR(AM)                 Livonia, Michigan
                  WJDM(AM)                 Elizabeth, New Jersey
                  WPWA(AM)                 Chester, Pennsylvania
                  WWTC(AM)                 Minneapolis, Minnesota
                  WZER(AM)                 Jackson, Wisconsin


including the Federal Communications Commission ("FCC") broadcast license for the Stations, all on the terms and conditions set forth in the Purchase Agreement and the supporting schedules thereto; and

     WHEREAS, the parties desire to establish an escrow to hold the deposit of Buyer on the account of its obligations in connection with the Purchase Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1. ESCROW DEPOSIT. Concurrently with the execution of this Escrow Agreement, Buyer will deposit with the Escrow Agent a demand Promissory Note in favor of Seller in the principal amount of Three Million Five Hundred Thousand and no/100 Dollars ($3,500,000) carrying interest at the rate of ten (10%) percent per annum (the "Escrow Deposit"). The Escrow Deposit is to be held by the Escrow Agent as follows:

     1.1 Escrow Agent shall hold the Escrow Deposit for delivery in accordance with the terms hereof.

     1.2 At the closing of the transaction contemplated by the Purchase Agreement (the "Closing"), the Escrow Agent shall deliver the Escrow Deposit to the Sellers.

     1.3  In the event the Purchase Agreement does not close in accordance with
          Article 8, Section 8.1, the Escrow Agent shall deliver the Escrow Deposit to the Sellers, providing, however, that if the failure is a result of a breach by the Sellers, then the Escrow Deposit shall be delivered to Buyer. In each instance this Escrow Agreement shall be terminated and the Escrow Agent shall be relieved of its duties under this Agreement.

2. OBLIGATIONS OF ESCROW AGENT. The Escrow Agent assumes no liability except that expressed in this Escrow Agreement and shall have no responsibility or liability to any of the parties hereto, or their successors, for any action taken by it in good faith upon receipt of any instrument or other writing believed by it to be genuine and to be properly signed or presented, whether or not such instrument or other writing is in such form as may be specifically provided for hereunder. The Escrow Agent may confer with counsel with respect to any questions concerning its duties and responsibilities and shall not be responsible for any act done or omitted by it in good faith. The Escrow Agent shall not be bound by any notice of claim or demand with respect thereto or any waiver, modification, amendment, termination or recision of this Escrow Agreement unless received in a writing signed by duly authorized representatives of Buyer and the Sellers. The Sellers and Buyer jointly and severally agree to indemnify and hold the Escrow Agent harmless against all liability which may be imposed upon it or jointly or severally incurred by it, in connection with its acceptance of appointment as Escrow Agent hereunder and the performance of its duties hereunder, other than that occurring by reason of his gross negligence or willful misconduct.

3. DIRECTION TO ESCROW AGENT. The Escrow Agent shall be entitled to rely on the written instructions consented to by Buyer and the Sellers. In the event the Escrow Agent receives written instructions from either Buyer or the Sellers, the Escrow Agent shall forthwith forward a copy of said instructions to the other party.

4. NOTICES. All notices required to be sent hereunder shall be sent by registered mail, return receipt requested, to the parties as follows:

     If to the Sellers
     (or any of them):   Children's Broadcasting Corporation
                         724 First Street North, Fourth Floor
                         Minneapolis, Minnesota 55401
                         Attention:  Mr. Christopher T. Dahl

          with copy to:  Children's Broadcasting Corporation
                         724 First Street North, Fourth Floor
                         Minneapolis, Minnesota 55401
                         Attention:  Lance W. Riley, Esq.

     If to Buyer:        Global Broadcasting Company, Inc.
                         515 Madison Avenue
                         Suite 1111
                         New York, New York 10022
                         Attention:  Mr. Gregory D. Deieso

          with copy to:  Harold K. McCombs, Jr., Esq.
                         Duncan, Weinberg, Miller & Pembroke, P.C.
                         1615 M Street, N.W.
                         Suite 800
                         Washington, D.C. 20036

     If to Escrow Agent: Star Media Group, Inc.
                         5080 Spectrum Drive
                         Suite 609 East
                         Dallas, Texas 75248
                         Attention:  Mr. Paul T. Leonard, Jr.



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GLOBAL BROADCASTING COMPANY, INC.  CHILDREN'S BROADCASTING CORPORATION


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------

CHILDREN'S RADIO OF CHICAGO, INC.  WAUR-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------



CHILDREN'S RADIO OF DALLAS, INC.   KAHZ-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------



CHILDREN'S RADIO OF DENVER, INC.   KKYD-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF DETROIT, INC.  WCAR-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------



CHILDREN'S RADIO OF GOLDEN VALLEY,
     INC.                          KYCR-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------

CHILDREN'S RADIO OF HOUSTON, INC.  KTEK-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF KANSAS CITY,
     INC.                          KCNW-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF LOS ANGELES,
     INC.                          KPLS-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF MILWAUKEE,
     INC.                          WZER-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF MINNEAPOLIS,
     INC.                          WWTC-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF NEW YORK, INC. WJDM-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------

CHILDREN'S RADIO OF PHILADELPHIA,
     INC.                          WPWA-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF PHOENIX, INC.  KIDR-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


CHILDREN'S RADIO OF TULSA, INC.    KMUS-AM, INC.


BY:                                BY:
    -----------------------------      -----------------------------

ITS:                               ITS:
    -----------------------------      -----------------------------


     STAR MEDIA GROUP, INC.


BY:
    -----------------------------

ITS:
    -----------------------------

                                EXHIBIT B TO APPENDIX I

                      CONSULTING AND NON-CIRCUMVENTION AGREEMENT


       Agreement, dated as of           , 1997, between Global Broadcasting
Company, Inc.(the "Company") and Christopher T. Dahl (the "Consultant").

                                      RECITALS:

       A. Company and Children's Broadcasting Corporation (and its subsidiaries) (hereafter collectively "CBC") entered into an Asset Purchase Agreement dated July 16, 1997, (the "Purchase Agreement") providing for the purchase by Company of certain radio stations owned by and licensed to CBC (the "Stations"); and

       B.     Consultant is an experienced radio broadcaster.

       1. ENGAGEMENT. The Company hereby engages Consultant and Consultant hereby accepts the engagement upon the terms and conditions hereinafter set forth, and Consultant hereby agrees to (i) advise the Company with respect to the Stations' operations in the radio markets, (ii) provide consulting services with respect to special projects for the Stations as reasonably requested by the Company, and (iii) provide such other services as are reasonably requested by the Company for the Stations. Such services may be provided by telephone or other means of remote communications. Notwithstanding the foregoing, both parties' rights and obligations hereunder are conditioned upon a closing of the transactions contemplated under the Purchase Agreement.

       2. TERM. The term of the Consultant's engagement hereunder shall be for a period beginning on the date of a closing of the transactions contemplated under the Purchase Agreement and ending two (2) years from such date.

       3. FEES. In consideration of the services to be performed by Consultant according to the provisions contained herein, the Company agrees to pay Consultant $500,000.00. Said consulting fees shall be payable regardless of whether or not Company requests Consultant to perform any services hereunder. A first payment of $250,000.00 shall be paid upon a closing of the transactions contemplated under the Purchase Agreement. The second payment of $250,000.00 shall be paid to Consultant on the first anniversary date thereof. Both payments shall be made regardless of the death or disability of Consultant. Company shall pay or reimburse any expenses incurred by Consultant in providing requested services hereunder.

       4. EXTENT. Consultant shall devote such time, attention and energy to the services Consultant is available to perform for the business and affairs of the Stations as the Company shall reasonably require and as are reasonably required in order to perform such services which Consultant undertakes hereunder, but with the understanding that the Consultant is engaged in other business activities. Consultant shall have the right to refuse to perform services if Consultant reasonably determines that the performance of such services would conflict with its other duties and business activities or the best interests thereof. In performing such services, Consultant's actions shall be consistent with the best interests and goodwill of the Company. Consultant shall not be required to perform any services hereunder that would be illegal or unethical.

       5. DISCLOSURE OF INFORMATION AND NON-CIRCUMVENTION. Consultant recognizes and acknowledges that it may have access to certain confidential information of the Company, and that such information constitutes valuable, special and unique property of the Company. consultant will not disclose any of the information marked confidential to any person, firm, corporation, association or other entity, except to authorized representatives of the Company, for any reason or purpose whatsoever. In the event of a breach or threatened breach by Consultant, the Company shall be entitled to an injunction restraining Consultant from disclosing, in whole or in part, such confidential information. The provisions of this Section 5 shall survive the dissolution or termination of this Agreement. The foregoing shall not apply to any information which (a) Consultant can demonstrate was already lawfully in its possession prior to the disclosure thereof by the Company, (b) is known to the public and did not become so known through any violation of Consultant's obligations hereunder, (c) became known to the public through no fault of Consultant, (d) is lawfully required to disclose pursuant to a judicial orders or in the opinion of Consultant's counsel pursuant to applicable law. In the event that the performance of a service hereunder by Consultant would require the disclosure to Consultant of confidential information which would compromise Consultant's other business activities, Consultant shall have the right to refuse to perform such service and not be provided with such information. Consultant further agrees that he shall not utilize any confidential information of Company for his own benefit or use any opportunity of the Company described or presented by such confidential information.

       6. LIMIT OF ENGAGEMENT. Consultant is retained and engaged by the Company only for the purposes and to the extent set forth in this Agreement, and its relationship to the Company shall, during the period or period of its engagement hereunder, be that of independent contractor. Consultant shall not be deemed to be a partner, agent or legal representative of the Company for any purpose, nor shall Consultant have any authority or power to act for, or to undertake any obligation or responsibility on behalf of the Company.

       7. NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier or sent by registered or certified mail, first class,, postage prepaid, or by telex, cable, telegram, telecopy or similar written means of communication, addressed as follows:

       (a)    If to Company, to:

                   Gregory D. Deieso
                   Global Broadcasting Company, Inc.
                   Suite 1111
                   515 Madison Avenue
                   New York, New York 10022

              Copy to:

                   Harold K. McCombs, Jr.
                   Duncan, Weinberg, Miller & Pembroke, PC
                   Suite 800
                   1615 M Street, N.W.
                   Washington, D.C. 20036

       (b)    If to Consultant, to:

                   Christopher T. Dahl
                   c/o Children's Broadcasting Corporation
                   Fourth Floor
                   724 First Street North
                   Minneapolis, Minnesota 55401

              Copy to:

                   Lance Riley, Esquire
                   Children's Broadcasting Corporation
                   Fourth Floor
                   724 First Street North
                   Minneapolis, Minnesota 55401

or such other address with respect to any party hereto as such party may from time to time notify (as provided above) to the other party hereto. Any such notice, demand or communication shall be deemed to have been given (i) if mailed, as of the close of the third business day following the date so mailed, and (ii) if personally delivered or otherwise sent as provided above, on the date received.

       8. ASSIGNMENT. The Consultant may not assign any of its rights or obligations under this Agreement, except that Consultant's legal representative, in the event of his death or disability, may receive the fee payments set forth in Section 3 hereto. This Agreement or any right or obligation thereof may be assigned by the Company with Consultant's prior written consent to any person, firm, corporation or other business entity which owns, operates or manages the Stations.

       9.     MISCELLANEOUS.

              (a) This Agreement shall be subject to and governed by the laws of the State of New York.

              (b) Failure to insist upon strict compliance with any provision hereof shall not be deemed to waiver of such provision or any other provision hereof.

              (c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

              (d) As to the subject matter of this Agreement there are no oral agreements or understandings which limit, expand or otherwise pertain to these matters, and this Agreement, includes the entire contract between the parties hereto relative to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

              IN WITNESS WHEREOF, the parties have execute this Agreement effective as of the date first stated above.

                                       GLOBAL BROADCASTING COMPANY, INC.



                                       By:
                                          --------------------------------
                                       Gregory D. Deieso



                                       CHRISTOPHER T. DAHL


                                       By:
                                          --------------------------------
                                       Christopher T. Dahl

                                     APPENDIX II

                             OPINION OF FINANCIAL ADVISER


October 10, 1997

Board of Directors
Children's Broadcasting Corporation
724 First Street
Minneapolis, MN 55401

Members of the Board:

This letter relates to the proposed acquisition from Children's Broadcasting Corporation ("Children's" or the "Company") of certain assets related to 13 Company-owned and operated radio stations and rights to purchase one additional radio station (the "Acquired Assets") by Global Broadcasting Company, Inc. ("Global") pursuant to the Asset Purchase Agreement referred to below (the "Transaction"). Pursuant to the Asset Purchase Agreement, and subject to certain exceptions, at the effective time of the Transaction, Children's will receive $72.5 million in cash consideration from Global in exchange for the Acquired Assets. You have requested our opinion as to the fairness to Children's, from a financial point of view, of the consideration to be received by Children's for the Acquired Assets in the Transaction.

Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade securities of Children's for our own account or the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. For our services in rendering this opinion, Children's will pay us a fee and indemnify us against certain liabilities. The fee is not contingent upon consummation of the Transaction.

In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:

1.  Reviewed the Asset Purchase Agreement dated July 16, 1997.

2. Reviewed the annual reports, Reports on Form 10-K, audited financial statements and Proxy Statements for the Children's for the three fiscal years ended December 31, 1996.

3. Reviewed the Reports on Form 10-Q for Children's for the quarters ended March 31, 1997 and June 30, 1997.

4. Reviewed annual unaudited financial results for each of Children's radio stations included in the Acquired Assets prepared by Children's management for the three years ended December 31, 1996 and for the six-month period ended June 30, 1997.

5. Reviewed an independently conducted appraisal by Force Communications & Consultants ("Force") dated October 8, 1996 of 12 of the 14 stations included in the Acquired Assets and discussed the appraisal methodology with Force.

6. Visited the headquarters of Children's and conducted discussions with members of senior management of Children's, including the Chief Executive Officer, Chief Operating and Financial Officer, Executive Vice President of Programming and General Counsel. Topics discussed included, but were not limited to, the background and rationale of the proposed Transaction, the financial condition, operating

Board of Directors
Children's Broadcasting Corporation
October 10, 1997


    performance and the balance sheet characteristics of Children's and the Acquired Assets and future prospects for Children's.

7. Reviewed the historical prices and trading activity for Children's Common Stock.

8. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which we deemed relevant.

9. Compared certain financial and securities data of Children's and certain financial data of the Acquired Assets with certain financial and securities data of companies deemed similar to the business represented by the Acquired Assets.

10. Reviewed such other financial data, performed such other analyses and considered such other information as we deemed necessary and appropriate under the circumstances.

We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Children's or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of Children's management that the information provided has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning and other business outlook information (including the inability to prepare meaningful forward looking projections, as discussed below), reflects the best currently available information and judgment of Children's management as to the expected future financial performance of Children's and that it is not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that Children's is not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business.

In arriving at our opinion, we were not able to perform a discounted cash flow analysis of Children's or the business represented by the Acquired Assets since Children's did not have available and did not prepare any forward-looking projections. We were advised that senior management of Children's has determined that they cannot make reliable projections because the industry's competitive environment and its economics, as well as Children's current financial situation, have so radically changed that senior management questioned the ability to accurately project Children's business going forward in the same manner it is currently operated. Consequently, senior management has advised us they believe that any projections reflective of historical operations would not be meaningful.

In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of Children's, have made no physical inspection of the properties or assets of Children's and express no opinion regarding the liquidation value of Children's or the Acquired Assets, although, as mentioned above, we did review an independently conducted appraisal of the Acquired Assets. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which Children's or its affiliates is a party or may be subject, and at Children's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also undertaken no analysis of the merits, value or potential impact on Children's of its current litigation against The Walt Disney Company and ABC Radio Networks, Inc.

Board of Directors
Children's Broadcasting Corporation
October 10, 1997

Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof. We express no opinion herein as to the prices at which shares of Children's Common Stock may trade at any future time.

This opinion is for the benefit of the Board of Directors of Children's in evaluating the Transaction and shall not be published or otherwise used by any other persons for any other purpose nor shall any public reference to Piper Jaffray be made without our prior written consent, except for inclusion of this opinion in the full proxy statement to be sent to all shareholders of Children's in connection with the Transaction and in any filings or disclosures required by law. This opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Transaction. We have not been authorized by the Board of Directors to solicit other purchasers for the Acquired Assets or alternative transactions to the Transaction. We were not requested to opine as to, and this opinion does not in any manner address, the merits of the basic business decision to proceed with or effect the Transaction or the structure thereof.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the consideration to be received by Children's for the Acquired Assets in the Transaction is fair, from a financial point of view, to Children's.

Sincerely,



/s/ PIPER JAFFRAY INC.
-----------------------------
PIPER JAFFRAY INC.

                                     APPENDIX III

                   APPRAISALS FOR CHILDREN'S BROADCASTING STATIONS
                                    DBA RADIO AAHS


1.) NEW YORK - WIDM-AM, ELIZABETH, NJ:

         station currently operating on two frequencies: 1530 and 1660 EB. 1530 is a 1000 watt ND daytimer and 1660 is a 10,000 watt day/1000 watt night ND on the extended AM band. The most recent sale in New York has been WPAT-AM 930 5k/5k, sold November 1995 for 19.5 million dollars. At the time WPAT was showing a 2.4 rating. If WIDM is diplexed at WKDM, indications state that the coverage increases to a potential reach of near 14 million people and would make WIDM value raise to approximately 15 million.

2.) LOS ANGELES - KPLS-AM:

         830 MHZ; 2.5k/1k; Orange, CA; Nations second largest market. KGFJ-AM sold in 1995 for 5.5 million dollars; 1230 AM; lk/lk. Now that KPLS has CP for 50k/23k, it becomes one of the strongest signals and should bring a minimum of 25 million dollars or more in today's market.

3.) PHILADELPHIA (CHESTER) - WPWA-AM:

         1590; 2.5 kw/lkw; not much to compare with, WNWR 1540, 50k/.5k Bala Cynwyd sold for 1.4 million dollars in July, 1995, but WWRL has bought WERA AM, Plainfield, NJ, 1590 KHZ, WQQW 1590, Waterbury, CT and WLWG 1600khz, Sag Harbor, NY thus eliminating interference to WPWA and allowing a power increase both day and night which should increase coverage over Philadelphia. Should all occur, WPWA's value will increase to approximately 3 million dollars.

4.) DETROIT (LIVONIA) - WCAR-AM:

         1090khz, .3k/.5k, lots of sales in Detroit ranging from 23 million dollars for WXYT 1270, 5k/6k to multi million dollars by ours and mergers by CBS, Disney, Chancellor and Evergreen markets are driven by desire and availability. WCAR was a recent purchase, and we believe WCAR's value to be 2 million dollars.

5.) DALLAS/FT. WORTH - KAHZ-AM:

         1360, 5k/lk, market very good. KTCK Dallas 1310, 5k/5k sold September, 1995 to SFX for 10.5 million dollars. KDFX 1190, 50k/5k, sold November, 1995 to Salem for 4.8 million. KAHZ should bring between 3-3.5 million on a quick sale, or as high as 5 million dollars from an in market group who have reached their limit and wish to upgrade.

6.) HOUSTON - KTEK-AM:

         1110, 2.5kw daytime. Houston has not been a hot bed for AM stations lately as most AM's are either Spanish or Religion, however, Tichoner Media bought KMPQ, Rosenberg, TX in May, 1995 for 2.5 million dollars and Salem bought KENR 1070, 10k/5k in March, 1995 for 5 million dollars. KTEK is in a tough position being a daytime only facility, but because it has a very good signal, it could be valuable as a second signal for a Religious or Spanish broadcaster and could bring between 2 to 2.5 million dollars.



                                        III-1

7.) MINNEAPOLIS - WWTC-AM:

         1280, 5k/5k, most transfer of ownership in AM's in Minneapolis have been through combo sales with FM sister stations or group sales, and because the market is filled with major players such as: Chancellor, Disney, CBS. Once the scramble for FM's is completed, the power to control AM will become a factor possibly increasing the value of WWTC to perhaps 2.5 million dollars.

8.) MINNEAPOLIS - KTCR-AM:

         1570, 3.8k/.23k, St. Louis Park is not as good a signal as sister station WWTC and will not bring nearly the price, but having said that a full time signal in the 16th market should be able to get between 750,000 to 1 million dollars depending upon various factors.

9.) DENVER - KKYD-AM:

         1340, lk/lk, Heavily traded market.  December, 1995 Montana Media paid
         1.5 million dollars for KJME 1390, 5k/.14k, a low rated station less than 1 rating. KKYD should be worth 1 to 1.5 million dollars.

10.)     KANSAS CITY - KCAZ-AM:

         1480, lk/.5k, Mission, KS AM's bring low dollar, I do not know why. Knowing WDAF-AM is one of the top three stations in the market, nothing has brought over 800 thousand dollars since 1990, but we must add in perhaps the fact that, like markets such as Cincinnati, have gotten much more than 1 million dollars for WSAI and 2 million dollars for WKYN Florence, and figure that the new laws of ownership will bring up prices in KC as well. Knowing this, a facility such as KCAZ should be able to bring 900,000 to 1.2 million dollars.

11.)     FAIRWAY, KS - KCNW-AM:

         1380, 2.5k/.029k, this station has a better day coverage than KCAZ, but has no night signal. It should be worth about the same figure as KCAZ in the 900,000 to 1.2 million dollar range.

12.)     MILWAUKEE - WZER-AM:

         540khz, 500w/500w, Jackson, WI. The only other sale of an AM stand alone was WBIX Racine, 1460 with 500w/60w in 1995 and it sold for 275,000 dollars. More information such as billing and cash flow will alter any analysis of a stations worth, but just from what is in the facts to work with. I would estimate that WZER could possibly bring 1 million to 1.5 million in today's market.

    All estimates on values were done without the aid of any current financial information, and only on "like kind" for each market or similar market.



                                        III-2

                                     APPENDIX IV

                                  DISSENTERS' RIGHTS

                            SECTIONS 302A.471 AND 302A.473
                      OF THE MINNESOTA BUSINESS CORPORATION ACT

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

    SUBDIVISION 1. ACTIONS CREATING RIGHTS. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

             (1)  alters or abolishes a preferential right of the shares;

             (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

             (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

             (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section.

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation a transaction permitted without shareholder approval in section 302A.661, subdivision 1, or, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

         (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

         (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

    SUBD. 2.  BENEFICIAL OWNERS.

         (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

         (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

    SUBD. 3. RIGHTS NOT TO APPLY. Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

    SUBD. 4. OTHER RIGHTS. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473. PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS

    SUBDIVISION 1. DEFINITIONS.

         (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

    SUBD. 2. NOTICE OF ACTION. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

    SUBD. 3. NOTICE OF DISSENT. If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

    SUBD. 4.  NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

         (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

             (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

             (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

             (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

             (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

    SUBD. 5.  PAYMENT; RETURN OF SHARES.

         (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

              (1) the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

              (2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

              (3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
    (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction.

         The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

    SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

    SUBD. 7. PETITION; DETERMINATION. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

    SUBD. 8.  COSTS; FEES; EXPENSES.

         (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                      APPENDIX V


                       CONSENTS OF INDEPENDENT PUBLIC AUDITORS

                             CONSENT OF BDO SEIDMAN, LLP

    We consent to the incorporation by reference in Schedule 14A of our report dated February 28, 1997, except for Note 8 which is dated March 27, 1997, with respect to the consolidated financial statements of Children's Broadcasting Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996.




/s/ BDO Seidman, LLP
---------------------------
BDO Seidman, LLP


Milwaukee, Wisconsin
November 20, 1997

                            CONSENT OF ERNST & YOUNG LLP

    We consent to the incorporation by reference in Schedule 14A of our report dated January 31, 1996 with respect to the consolidated financial statements of Children's Broadcasting Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996.





---------------------------
Ernst & Young LLP


Minneapolis, Minnesota
November 20, 1997

                         CONSENT OF SMOLIN, LUPIN & CO., P.A.

    We consent to the incorporation by reference on Children's Broadcasting Corporation's Schedule 14A of our reports for the eleven months ended March 31, 1996 and 1995, and the reports for the years ended April 30, 1993, 1994 and 1995, with respect to the financial statements of Radio Elizabeth, Inc.



/s/ Smolin, Lupin & Co., P.A
------------------------------
Smolin, Lupin & Co., P.A.


West Orange, New Jersey
November 20, 1997

                        CONSENT OF KLEIMAN, CARNEY & GREENBAUM


    We consent to the incorporation by reference on Children's Broadcasting Corporation's Schedule 14A of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company.

Very truly yours,

/s/ Kleiman, Carney & Greenbaum
---------------------------------
Kleiman, Carney & Greenbaum
Certified Public Accountants

November 20, 1997
Farmington Hills, Michigan

                             CONSENT OF BDO SEIDMAN, LLP

    We consent to the incorporation by reference in Children's Broadcasting Corporation's Schedule 14A of our report dated August 29, 1997, with respect to the consolidated financial statements of Harmony Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997.




/s/ BDO Seidman, LLP
---------------------------
BDO Seidman, LLP


Milwaukee, Wisconsin
November 20, 1997

                         CHILDREN'S BROADCASTING CORPORATION
                                724 FIRST STREET NORTH
                                MINNEAPOLIS, MN  55401
                                    (612) 338-3300

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, having duly received the Notice of Special Meeting and the Proxy Statement, dated November 26, 1997, hereby appoints James G. Gilbertson and Lance W. Riley as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Children's Broadcasting Corporation held of record by the undersigned on November 11, 1997, at the 1998 Special Meeting of Shareholders to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota, on January 6, 1998, at 3:30 p.m. Minneapolis time, and at any adjournments thereof.

    1. To consider and vote upon a proposal to approve the Asset Purchase Agreement, between the Company and Global Broadcasting Company, Inc., pursuant to which the radio broadcast licenses, and certain related assets, of all of the Company's owned and operated radio stations, representing substantially all of the assets of the Company, would be sold to Global Broadcasting Company, Inc.

         / /  FOR       / /  AGAINST        / /  ABSTAIN

    2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                    (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM, BUT WILL NOT BE CONSIDERED TO HAVE BEEN VOTED IN FAVOR OF PROPOSAL 1.


Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:
     -----------------------------          ----------------------------------

                                            ----------------------------------


      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.